SALE AND PURCHASE AGREEMENT

BETWEEN

REDMOND 133 LLC

AS SELLER,

AND

BERKSHIRE INCOME REALTY-OP, L.P.,

AS PURCHASER

51400799.10

TABLE OF CONTENTS
Page
1.    Certain Definitions    1
2.    Property    8
3.    Purchase Price and Escrow Instructions    8
(a)    Deposit    8
(b)    Payment of Purchase Price    8
(c)    Additional Escrow Instructions    8
(d)    Personal Property    8
4.    Seller’s Deliveries    9
5.    Purchaser’s Due Diligence.    9
(a)    Due Diligence Investigation/Matters    9
(b)    Independent Judgment    9
(c)    Access    10
(d)    Indemnity and Insurance    10
(e)    Approved Service Contracts; New Contracts    11
6.    Title/Survey.    12
(a)    Title Commitment    12
(b)    Survey    12
(c)    Title Objections    12
(d)    Affidavits    13
7.    Closing    13
8.    Seller’s Closing Conditions; Purchaser’s Closing Conditions.    13
(a)    Seller’s Conditions to Closing    13
(b)    Purchaser’s Conditions to Closing    13
(c)    Failure or Waiver of Conditions Precedent    14
9.    Costs    14
(a)    Purchaser’s Costs    14
(b)    Seller’s Costs    15
(c)    Prorations    15
10.    Closing Deliveries.    18
(a)    Purchaser’s Closing Deliveries    18
(b)    Seller’s Closing Deliveries    18
11.    Seller’s Representations, Warranties and Covenants.    20

51400799.10

(a)    Seller’s Representations and Warranties    20
(b)    Seller’s Covenants    22
12.    “As Is, Where Is” Purchase; Release of Claims; Indemnities; Transfers.    23
(a)    “As Is, Where Is” Purchase    24
(c)    Release of Claims    26
(d)    Definition of Claims    27
(e)    Material Inducement    27
(f)    Waiver of Subrogation    27
(g)    Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind    27
(h)    Legal Review; Survival    28
13.    Purchaser’s Representations, Warranties and Covenants.    28
(a)    Purchaser’s Representations and Warranties    28
(b)    Purchaser’s Covenants    29
14.    Risk of Loss.    29
(a)    Condemnation    30
(b)    Damage or Destruction    30
15.    Default and Remedies.    30
(a)    Purchaser’s Default and Seller’s Remedies    30
(b)    Seller’s Default and Purchaser’s Remedies    31
(c)    Post-Closing Remedies    31
(d)    Consequential Damages, Etc    31
16.    No Common Interest Conversion.    31
(a)    Condominium Conversion Restriction    31
(b)    Indemnification    32
(c)    Assignment    32
(d)    Survival    32
17.    Declaration    32
18.    Duties of Escrow Agent    33
19.    Assignment    33
20.    Notice    33
21.    Real Estate Commission    34
22.    General Provisions.    34
(a)    Intentionally omitted    34

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(b)    Time    35
(c)    Counterparts/Facsimile Transmissions    35
(d)    Computation of Time Periods    35
(e)    Construction    35
(f)    Entire Agreement    35
(g)    No Partnership    35
(h)    Unenforceability of Any Provision    35
(i)    Legal Construction    35
(j)    Cumulative Remedies and Waiver    35
(k)    No Survival of Closing    36
(l)    Parties Bound    36
(m)    Jurisdiction and Venue    36
(n)    Litigation Expenses    36
(o)    Further Assurances    36
(p)    Modification/Waiver    36
(q)    Waiver of Known Defaults    36
(r)    Governing Law    37
23.    No Memorandum    37
24.    Section 1031 Exchange Provisions    37
25.    Public Disclosure; Confidentiality    37
(a)    Confidentiality and Non-Disclosure    37
(b)    Permitted Disclosures    38
26.    Waiver of Jury Trial    38

List of Exhibits:

Exhibit “A”    -    Legal Description
Exhibit “B”    -    List of Service Contracts
Exhibit “C”    -    Deed
Exhibit “D”    -    Rent Roll
Exhibit “E”    -    Personal Property
Exhibit “F”    -    Seller’s Deliveries
Exhibit “G”    -    Lease Assignment
Exhibit “H”    -    Contract Assignment
Exhibit “I”    -    Bill of Sale
Exhibit “J”    -    Tenant’s Notice
Exhibit “K”    -    Declaration of Restrictive Covenants
Exhibit “L”    -    Environmental Reports
Exhibit “M”     -     Form of Lease Estoppel
Exhibit “N”    -    Form of Seller’s Representation Certificate

51400799.10

Exhibit “O”     -     List of Condemnation Proceedings
Exhibit “P”    -    List of Notices
Exhibit “Q”    -     List of Actions
Exhibit “R”    -    Schedule of Retail Leases
Exhibit “S”    -    Modifications to Affordable Housing Covenant
Exhibit “T”    -    Form of Affordable Housing Covenant Estoppel

51400799.10

SALE AND PURCHASE AGREEMENT
(ELAN REDMOND TOWN CENTER APARTMENTS)
This Sale and Purchase Agreement (this “Agreement”) is entered into as of November 25, 2014 (the “Effective Date”), by and between REDMOND 133 LLC, a Delaware limited liability company (“Seller”), and BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership (“Purchaser”). Seller and Purchaser are hereinafter, collectively, referred to as the “Parties” and, individually, as a “Party.”
R E C I T A L S:
A.Seller owns that certain mixed-use multifamily residential project commonly known as the “Elan Redmond Town Center Apartments” (the “Project”), which consists of one hundred thirty-four (134) residential units, and 7,924 square feet of retail space, situated on the land located in the City of Redmond, King County, State of Washington, as more particularly described on Exhibit “A” attached hereto, together with all easements and other rights and privileges appurtenant thereto (collectively, the “Real Property”); and

A.    Seller desires to sell and convey to Purchaser and Purchaser desires to purchase from Seller, the Property (hereinafter defined) pursuant to the terms and conditions hereof.

A G R E E M E N T
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual promises, covenants, conditions and agreements contained herein, the Parties hereby agree as follows:
1.Certain Definitions. For purposes of this Agreement, defined terms will be indicated by initial capital letters and will have the meanings set forth herein. As used in this Agreement, the following terms have the meanings set forth below:
“Action” means any litigation, action or administrative proceeding pending.
“Affiliate(s)” means, with respect to any person, any other person controlled by, controlling or under common control with such person. The term “person” as used throughout this Agreement will be interpreted broadly to include, without limitation, any individual, corporation, company, partnership, limited liability company, professional association, governmental or quasi-governmental authority or any political subdivision thereof or any other type of entity. The term “control” (including all inflected forms thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through ownership of voting securities or otherwise.
“Agreement” has the meaning set forth in the preamble hereof.
“Approved Service Contracts” has the meaning set forth in Section 5(e) hereof.
“Bill of Sale” has the meaning set forth in Section 10(a)(iv) hereof.
“Broker” has the meaning set forth in Section 21 hereof.
“Business Day” means a day other than Saturday, Sunday or any day on which: (i) federally‑insured banks are closed; or (ii) the Office of the King County Clerk is closed.

“City” means the City of Redmond, King County, Washington.
“Claim(s)” has the meaning set forth in Section 12(d) hereof.
“Close of Escrow” has the meaning set forth in Section 7 hereof.
“Closing” has the meaning set forth in Section 7 hereof.
“Closing Date” has the meaning set forth in Section 7 hereof.
“Condominium Conversion Restriction” has the meaning set forth in Section 16(a) hereof.
“Confidential Information” shall mean any and all of the following: (i) any results of Purchaser’s Due Diligence Investigation and the analysis thereof; (ii) the Environmental Reports and any other studies, reports, documents, work product, maps or other materials or information, including, without limitation, any information provided verbally or in any other manner, if any, delivered or made available to or obtained by Purchaser and/or Purchaser’s Representatives; (iii) any information, studies, inspections or reports that Purchaser and/or Purchaser’s Representatives obtain or develop during or as a result of the Due Diligence Investigation; (iv) the name or identity of any investor or Affiliate of Seller including, without limitation, Resmark; and (v) the existence, substance, nature, content or status of this Agreement or any conversations and/or negotiations between Purchaser and Seller or any of their Affiliates with respect to the Project or the sale thereof other than information disclosed to Purchaser’s Representatives and other third parties in the ordinary course of business who shall agree to keep such information confidential pursuant to the terms of this Agreement, but excluding those matters described in Section 25(b) hereof.
“Consultant(s)” has the meaning set forth in Section 25(a)(i) hereof.
“Contract(s)” means those contracts, agreements, commitments, service contracts, utility contracts, maintenance agreements, leasing and brokerage agreements and all other contracts, agreements and obligations, which relate to the development, construction, ownership, operation, management, leasing, maintenance, repair, renovation, use or occupancy of the Property including, but not limited to, those contracts listed on Exhibit “B” to this Agreement (the “List of Service Contracts”); excluding, however, the Excluded Contracts and the Leases.
“Contract Assignment” has the meaning set forth in Section 10(a)(iii) hereof.
“County” means King County, Washington, acting through any appropriate agency or body of such county.
“Declaration of Restrictive Covenants” has the meaning set forth in Section 17 hereof.
“Deed” has the meaning set forth in Section 10(b)(i) hereof.
“Deposit” has the meaning set forth in Section 3(a) hereof.
“Due Diligence Investigation” has the meaning set forth in Section 5(a) hereof.
“Due Diligence Matters” has the meaning set forth in Section 5(a) hereof.
“Effective Date” has the meaning set forth in the preamble hereof.

“Environmental Law(s)” means any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto and other requirements of any Governmental Authority having jurisdiction with respect to or relating to human health or the environment, to any Hazardous Substance or to any activity involving Hazardous Substances and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.
“Environmental Reports” means and includes those environmental reports listed on Exhibit “L” attached hereto.
“Escrow” means the escrow established with the Escrow Agent pursuant to Section 3(a) hereof.
“Escrow Agent” means the Title Company.
“Excluded Contracts” means: (i) all contracts, agreements and commitments now or hereafter entered into by and between Seller and any of Seller’s Affiliates or any partners, members, managers, parents, shareholders, directors, officers or employees of Seller or any of Seller’s Affiliates; and (ii) all Contracts which are not Approved Service Contracts.
“Excluded Property” means and includes: (i) the name “Greystar,” “Resmark,” “Elan,” and any mark, logo, trade name, or other name utilizing “Greystar” or “Elan” or “Resmark”; (ii) all Excluded Contracts; (iii) any of Seller’s or Seller’s Affiliates right to receive, now or in the future, any Seller Deposits/Refunds; (iv) any software owned by or licensed to any person (as defined herein) other than Seller; (v) any computers (other than any computers listed on Exhibit “E” attached hereto), data bases, programs, financial models and similar items used in the operation and management of the Project or any other proprietary or Confidential Information; (vi) records, reports, correspondence and documents in Seller’s or Seller’s Affiliates care, custody, possession or control that are considered attorney-client privileged communications or are otherwise required by any agreement (whether oral or in writing) to remain confidential; (vii) except for the Comcast Fee (as defined in Section 9(c)(i)(D) below), any signing bonus fee or lump sum payments Seller previously received under the terms of any Contract, notwithstanding the assignment of such Contract to Purchaser; (viii) any insurance proceeds and condemnation awards that Seller is entitled to retain under the terms of this Agreement; (ix) any contracts, agreements, or instruments entered into by and between Seller and any of Seller’s Affiliates, including, without limitation, any construction contract, construction management agreement, asset management agreement or property management agreement, and any warranties and guaranties from any of Seller’s Affiliates, expressed or implied; and (x) any contract right, Claim or other interest now or hereafter enforceable by Seller against any of Seller’s Affiliates.
“Feasibility Period” has the meaning set forth in Section 5(a) hereof.
“General and Special Taxes and Assessments” means any and all general real estate taxes and assessments, special taxes and assessments, franchise taxes, levies and personal property taxes imposed by Governmental Authorities and any assessments, dues or charges by private covenant constituting a lien or charge on the Property.

“Governmental Authority(ies)” means any federal, state, regional, local or municipal governmental or quasi-governmental authority, or any political subdivision or department, commission, board, bureau, agency or instrumentality thereof, having jurisdiction over the Property or the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use or occupancy thereof.
“Greystar Signs” has the meaning set forth in Section 11(b)(vii) hereof.
“Hazardous Substance(s)” means and includes any chemical, compound, element, material, mixture, waste or substance that is defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other definition or formulation intended to define, list or classify a substance as “hazardous”, including, without limitation, any petroleum, natural gas, natural gas liquids, liquified natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). “Hazardous Substances” shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, element, compound or mixture which is: (i) asbestos; (ii) designated as a “pollutant” or “toxic pollutant” pursuant to the Federal Water Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.); (iii) defined as a “solid or hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.); (iv) defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Paragraph 9601 et seq.); (v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); (vi) chemicals, elements, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable federal, state or local Environmental Laws; (vii) polychlorinated biphenyls; (ix) “pesticides” as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (x) “contaminant” as defined in the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; (xi) “extremely hazardous substances” as defined in the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; (xii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; (xiii) “hazardous air pollutants” as defined in the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and (xiv) “oil” as defined in the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.
“Improvements” mean all buildings, improvements and fixtures which are now or hereafter located on the Real Property, together with all appurtenances thereto and all apparatus, equipment and appliances located on the Real Property and exclusively used in connection with the operation and occupancy thereof such as systems or facilities for heating, ventilation, air conditioning, climate control, utility services, parking services, garbage disposal and/or irrigation, and all landscaping and residual interests in leasehold improvements under the Leases; provided, that the “Improvements” shall not include any equipment, fixtures, apparatus and appliances on the Real Property not owned by the Seller.
“Insurance Requirements” has the meaning set forth in Section 5(d) hereof.
“Intangible Property” means, except for any Excluded Property (as defined above), the following items pertaining to the Real Property, the Improvements, or the Personal Property: (i) transferable utility contracts; (ii) transferable telephone exchange numbers; and (iii) floor plans.
“Known Default” has the mean set forth in Section 22(q) hereof.
“Law(s)” means all applicable federal, state, local and other laws, statutes, regulations, codes, orders, ordinances, rules, conditions and requirements, including, without limitation, those relating to fire, safety, building, construction (including, without limitation, permits, approvals and entitlements), land use, subdivision, health, labor, environmental protection, seismic design, conservation, parking, handicapped access, zoning and building and all restrictive covenants (if any), other title encumbrances and other obligations affecting the Property, all Environmental Laws, all applicable provisions of the Fair Housing Act of 1968 and the Americans with Disabilities Act of 1990 and all amendments to any of the foregoing.
“Lease Assignment” has the meaning set forth in Section 10(a)(ii) hereof.
“Lease(s)” means all leases and occupancy agreements with respect to the occupancy or use of the Improvements by tenants shown on the Rent Roll attached hereto as Exhibit “D”, the Retail Leases, the Guaranty of Lease dated December 12, 2012 executed by Keith Mourer, Chalyce Mourer and Dave
Zimmerman, the Guaranty of Lease dated December 12, 2012 executed by The Chef’s Plate, LLC, all New Leases, and such other leases and other rental agreements as may be entered into by Seller in accordance with the terms of this Agreement.
“List of Service Contracts” has the meaning set forth in the definition of “Contracts”.
“Lists” has the meaning set forth in Section 11(a)(x)(A) hereof.
“Material” or “material” has the meaning set forth in Section 22(a) hereof.
“New Lease” means any lease entered into by Seller in accordance with the terms of this Agreement which is not reflected in the Rent Roll attached hereto as Exhibit “D”.
“OFAC” has the meaning set forth in Section11(a)(ix) hereof.
“Order(s)” has the meaning set forth in Section11(a)(ix) hereof.
“Party” or “Parties” has the meaning set forth in the preamble hereof.
“Permitted Exceptions” means: (i) General and Special Taxes and Assessments which are, as of the Closing, not delinquent; (ii) supplemental taxes, if any, hereafter assessed by any Governmental Authority against the Property for the period from and after the Closing; (iii) any matters disclosed by, shown on or otherwise reflected in the Title Commitment and approved or deemed approved by Purchaser in accordance with the terms of this Agreement; (iv) those matters disclosed by, shown on, or otherwise reflected in the Survey (or would be disclosed if Purchaser would have ordered an updated Survey) and approved or deemed approved by Purchaser in accordance with the terms of this Agreement; (v) the permits, approvals and conditions which have been or must be obtained for the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use or occupancy of the Project; (vi) all zoning and building laws, maps and resolutions which affect the Property and the use or enjoyment thereof; (vii) the Leases; (viii) matters affecting title created by or with the consent of Purchaser; (ix) the Declaration of Restrictive Covenants and (x)  any other encumbrance on or exception to title to the Property which is expressly approved in writing by Purchaser in its sole discretion, or is otherwise deemed to have been approved by Purchaser hereunder.
“Personal Property” means: (i) all tangible personal property listed on Exhibit “E” attached hereto, together with all plans, specifications, drawings and other matters prepared in connection with the construction of the Improvements (whether or not prepared in connection with the Contracts), and all studies, data and drawings related thereto (collectively, the “Tangible Personal Property”); (ii) all of Seller’s right, title and interest in and to the Contracts; (iii) all existing assignable warranties and guaranties (express or implied) issued to Seller in connection with the Tangible Personal Property; (iv) to the extent assignable, all existing and pending permits, approvals, licenses, entitlements, applications for permits, approvals, licenses and entitlements and other governmental approvals relating to the construction, operation or occupancy of the Improvements; and (v) all other rights, benefits and privileges associated with or related to the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use or occupancy of the Project or the Improvements thereon; provided, however, Personal Property shall not include any Excluded Property.
“Pre-Approved Tests” has the meaning set forth in Section 5(c) hereof.
“Project” has the meaning set forth in the Recitals above.
“Property” means, collectively, the Real Property, the Improvements, the Intangible Property, the Approved Service Contracts, the Leases, and the Personal Property, but excluding the Excluded Property.
“Purchase Price” has the meaning set forth in Section 3 hereof.
“Purchaser” has the meaning set forth in the preamble hereof.
“Purchaser’s Actual Damages” has the mean set forth in Section 15(b) hereof.
“Purchaser’s Closing Conditions” has the meaning set forth in Section 8(b) hereof.
“Purchaser’s Reports” has the meaning set forth in Section 13(b)(i) hereof.
“Purchaser’s Representatives” has the meaning set forth in Section 5(d) hereof.
“Real Property” has the meaning set forth in the Recitals above.
“Rent” has the meaning set forth in Section 9(c)(A) hereof.
“Rent Roll” means the current rent roll for the Property, indicating apartments and retail space subject to the Leases attached hereto as Exhibit “D”.
“Retail Leases” means, collectively, (i) the Elan Apartments Commercial Lease Agreement dated December 4, 2012 between Seller, as Landlord, and Tipsy Cow, LLC as Tenant; and (ii) the Lease dated June 21, 2013 between Seller and Boeing Employees Credit Union, as Tenant.
“Restrictive Period” has the meaning set forth in Section 16(a) hereof.
“Security Deposits” mean all refundable security and other deposits paid by tenants of the Project in accordance with the Leases (together with any and all interest required to be accrued thereunder pursuant to the Leases or applicable law), and excluding any non-refundable administrative fee or pet fee.
“Seller” has the meaning set forth in the preamble hereof.
“Seller Deposits/Refunds” mean any of Seller’s or any of Seller’s Affiliates rights to receive now or in the future any of the following (except to the extent assigned to Purchaser at Closing and reflected as a reimbursement to Seller on the settlement statement at Closing): (i) security or other deposits paid to the City, the County or any other Governmental Authority or utility provider; (ii) any rebates, property tax refunds or utility refunds accruing prior to the Closing Date; (iii) reimbursable costs, fees and expenses due and owing Seller by a Tenant under the terms of a Lease accruing prior to the Closing Date; (iv) other than the

Comcast Fee, any signing bonus fee, reimbursements or other payments Seller is now or hereafter entitled to receive from a vendor under the terms of any Contract, notwithstanding the assignment of such Contract; and (v) any other refunds in connection with the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use or occupancy of the Project accruing with respect to the period prior to the Closing Date.
“Seller’s Agents” has the meaning set forth in Section 5(b) hereof.
“Seller’s Closing Conditions” has the meaning set forth in Section 8(a) hereof.
“Seller’s Deliveries” has the meaning set forth in Section 4 hereof.
“Seller’s Reports” has the meaning set forth in Section 5(b) hereof.
“Seller’s Representative” has the meaning set forth in Section 5(b) hereof.
“Seller’s Response Date” has the meaning set forth in Section 6(c) hereof.
“Seller’s Warranties” means Seller’s express representations and warranties in Section 11(a) and the warranty of title in the deed delivered at the Closing, and any representation or warranty contained in any other document delivered by Seller to Purchaser at Closing.
“Service Contract Termination Notice” has the meaning set forth in Section 5(e) hereof.
“Survey” has the meaning set forth in Section 6(b) hereof.
“Surviving Duties” mean: (i) all duties and obligations of each Party to indemnify each other and any Affiliate (if applicable) under the terms of this Agreement; (ii) the provisions of Section 22(n) hereof; and (iii) any other duty or obligation of either Party which, expressly by its terms, survives the Closing, the delivery of the Deed or the termination of this Agreement.
“Tangible Personal Property” has the meaning set forth in the definition of “Personal Property”.
“Tenant(s)” mean all persons occupying or entitled to possession of any portion of the Property pursuant to a Lease, including tenants, subtenants, and licensees.
“Tenant’s Notice” has the meaning set forth in Section 10(b)(v) hereof.
“Title Company” means Chicago Title Insurance Company, whose address for this transaction is as follows:
701 Fifth Avenue, Suite 2300
Seattle, Washington 98104
Attention:     Scott Smouse
Telephone No.: (206) 628-5693
Facsimile No.:    (206) 628-9737
email:        scott.smouse@ctt.com

“Title Objection Notice” has the meaning set forth in Section 6(c) hereof.

“Title Objection Notice Date” has the meaning set forth in Section 6(c) hereof.
“Title Policy” means an owner’s policy of title insurance issued to Purchaser on the Closing Date by the Title Company in connection with the purchase of the Property in the full amount of the Purchase Price. Purchaser shall have the right, at its expense, to include any endorsements as may be desirable by Purchaser, so long as Purchaser is responsible for the cost of such endorsements and any such endorsements are not a condition of Closing.
“Title Commitment” means the commitment for title insurance issued by the Title Company related to the Property pursuant to Section 6 hereof.
“Triggering Event” has the meaning set forth in Section 16(a) hereof.
2.    Property. For and in consideration of the promises, undertakings and mutual covenants of the Parties set forth herein, Seller’s execution, delivery and performance of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Seller hereby agrees to sell, assign and otherwise convey unto Purchaser, and Purchaser hereby agrees to purchase, perform, assume and otherwise take from Seller, the Property and all duties and obligations of Seller related thereto, subject to and in accordance with the provisions of this Agreement.
3.    Purchase Price and Escrow Instructions. The purchase price for the Property (“Purchase Price”) is FIFTY MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($50,350,000.00 USD) payable as follows:
(a)    Deposit. Within one (1) Business Day after the Effective Date, Purchaser shall deposit into escrow (“Escrow”) with the Escrow Agent an earnest money deposit in the amount of One Million and No/100 Dollars ($1,000,000.00 USD) (the “Initial Deposit”). In the event Purchaser does not terminate this Agreement during the Feasibility Period as described in Section 5(a) below, then within one (1) Business Day after the expiration of the Feasibility Period, Purchaser shall deposit with Escrow Agent an additional One Million and No/100 Dollars ($1,000,000.00 USD) (the “Additional Deposit,” and together with the Initial Deposit, the “Deposit”). If Purchaser fails to timely deliver the Initial Deposit, this Agreement shall be automatically void ab initio and of no further force or effect (and if Purchaser fails to deposit the Additional Deposit, such failure shall be a default hereunder). The Deposit shall upon receipt be placed in an interest-bearing account at a federally insured bank and shall be non-refundable upon delivery to the Escrow Agent, unless otherwise provided under the terms of this Agreement. The Deposit shall be applicable to the Purchase Price at Closing. All interest on the Deposit shall become part of the Deposit and will be reported to the Internal Revenue Service as income to Purchaser.
(b)    Payment of Purchase Price. Purchaser shall pay to Seller the Purchase Price, as adjusted as provided herein, in immediately available United States federal funds at Closing.
(c)    Additional Escrow Instructions Escrow Agent is hereby authorized and directed to pay the Deposit to the Party entitled to receive the Deposit under the terms of this Agreement. The Parties may execute and deliver such additional escrow instructions as may be reasonably required by the Escrow Agent or as may be appropriate to carry out the purposes and intent of this Agreement, so long as such instructions are not in conflict with this Agreement and this Agreement shall control in the event of any such conflict.

(d)    Personal Property. A portion of the Purchase Price in the amount of Seventy-Five Thousand and No/100 Dollars ($75,000) shall be allocated to tangible Personal Property for sales/use tax purposes.
4.    Seller’s Deliveries. Within two (2) Business Days after the Effective Date (to the extent not previously delivered to Purchaser), Seller shall deliver to Purchaser by delivering copies of such items to Purchaser in hard copy or in read-only electronic format, such as a CD or DVD, or by providing Purchaser with access to a secure website where such items may be viewed, the documents and information set forth on Exhibit “F” attached to this Agreement (collectively, “Seller’s Deliveries”).
5.    Purchaser’s Due Diligence.
(a)    Due Diligence Investigation/Matters. Purchaser shall have until 5:00 p.m. (local Property time) on December 1, 2014 (the “Feasibility Period”) to complete its Due Diligence Investigation. With full knowledge and acceptance of the “AS IS, WHERE IS” nature of the sale of the Property, Purchaser shall have the right to conduct, during the term of this Agreement, a full, complete, thorough and detailed examination, investigation and inspection of the Property and all aspects of the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use, occupancy and value thereof (collectively, “Due Diligence Investigation”). Such Due Diligence Investigation may include all matters Purchaser deems pertinent regarding the Property and the development, construction, ownership, operation, management, maintenance, leasing, repair, renovation, use, occupancy and value thereof (collectively, “Due Diligence Matters”). On or prior to the expiration of the Feasibility Period, Purchaser may terminate this Agreement, for any reason or no reason, in Purchaser’s sole and absolute discretion, by delivery of written notice of such termination to Seller (with a copy to Escrow Agent), and Escrow Agent shall return the Deposit to Purchaser, this Agreement shall terminate, and the Parties shall have no further duties, obligations or liability to each other hereunder except the Surviving Duties. If, however, upon expiration of the Feasibility Period, Purchaser fails to timely or properly deliver written notice to Seller terminating this Agreement, then Purchaser shall be deemed to have waived its right to terminate this Agreement based upon the terms and provisions of this Section 5(a). Purchaser and Purchaser’s Representatives shall not be permitted to contact the City of Redmond with respect to the Property; provided, however, Purchaser and Purchaser’s Representatives may contact Mike Stanger, associate planner with ARCH, with respect to the Affordable Housing Covenant (as defined in Section 11(b)(viii) below).
(b)    Independent Judgment. Purchaser shall use its independent judgment and shall make its own determination as to the scope of the Due Diligence Investigation. In making such determination, Purchaser acknowledges and agrees that except for Seller’s Warranties, Purchaser has not relied and shall not rely upon any of Seller’s Deliveries or other studies, reports, files, documents, drawings, plans and specifications, work product, maps or other materials or information, including, without limitation, any information provided verbally or in any other manner, if any, delivered or made available (intentionally or unintentionally) to Purchaser or Purchaser’s Representatives (collectively, “Seller’s Reports”) by Seller or any partners, members, managers, parents, shareholders, directors, officers, employees, agents, Affiliates, representatives, attorneys, architects, engineers, contractors, subcontractors, brokers or other consultants of Seller (collectively, “Seller’s Agents”). It is specifically understood and agreed that, to the extent Seller and/or Seller’s Agents have delivered or do deliver (or have made or do make available), intentionally or unintentionally, to Purchaser or any of Purchaser’s Representatives any Seller’s Reports, Purchaser and Purchaser’s Representatives are not entitled to rely on the matters contained therein or the content thereof other than as set forth in this Agreement. In addition, Purchaser acknowledges and agrees that, except for Seller’s Warranties, Seller and Seller’s Agents make no covenant, representation or warranty whatsoever as to any Seller’s Reports, or the information contained therein, including, without limitation, their content, reliability, accuracy or completeness or any right to permit the use thereof by third parties. Purchaser acknowledges and agrees that Seller and Seller’s Agents shall have no liability to Purchaser or Purchaser’s Representatives for any misrepresentations, misstatements, omissions or other deficiencies in any such Seller’s Reports, unless the same constitutes a breach of Seller’s Warranties (subject, however, to the expiration of any applicable notice and cure right of Seller and the provisions set forth in this Agreement). Purchaser further acknowledges and agrees that Purchaser and Purchaser’s Representatives are knowledgeable and experienced in real estate matters.
(c)    Access. In order for Purchaser to perform the Due Diligence Investigation, provided Purchaser and Purchaser’s Representatives (as applicable) have delivered to Seller copies of certificates of insurance issued in the amount and in accordance with the requirements set forth in Section 5(d) below, Seller agrees to allow Purchaser and Purchaser’s Representatives, between the Effective Date and the date of Closing or earlier termination hereof, during normal business hours (at such reasonable times as Seller may agree) to enter onto the Property for purposes of inspecting the Property in a non-invasive manner in connection with the Purchaser’s Due Diligence Investigation, including, without limitation, performing a Phase I Environmental Site Assessment (the “Pre-Approved Tests”) without further approval of Seller. Except for the Pre-Approved Tests, Purchaser may not conduct any additional or further tests in, on or about the Property without Seller’s prior written consent, which consent may be denied by Seller in its sole discretion. No indoor air quality sampling and analysis (other than with respect to humidity, carbon monoxide, methane and radon) is allowed, no biological sampling or analysis, whether of air quality samples or otherwise, is allowed and no particulate analysis of an indoor air quality sample is allowed without Seller’s prior written consent. Any tests conducted by or for the benefit of Purchaser at the Property shall be subject to any notice requirements and limitations set forth in the Leases and the provisions of this clause (c) and with at least twenty-four (24) hours’ advance notice to Seller. Seller may have a representative accompany Purchaser’s Representatives at the time of any access to the Property. Unless approved by Seller in advance in Seller’s sole discretion, Purchaser shall not: (i) perform any invasive procedure or test, including any Phase II environmental inspection; (ii) disturb any Tenant in possession of the Property; (iii) interrupt or interfere with any construction, renovation, maintenance or other work being performed at the Property; or (iv) knowingly cause Seller to breach the terms of any Lease.
(d)    Indemnity and Insurance. Notwithstanding anything in this Agreement to the contrary, any Due Diligence Investigation or other investigation or inspection of the Property by Purchaser or any partners, members, managers, parents, shareholders, directors, officers, employees, agents, Affiliates, representatives, attorneys, architects, engineers, contractors, subcontractors, brokers, investors, potential investors or other sources of capital, surveyors and other consultants of Purchaser (collectively, “Purchaser’s Representatives”) has been and shall be performed at the sole risk and expense of Purchaser and Purchaser shall be solely and absolutely responsible for the acts or omissions of Purchaser and Purchaser’s Representatives. Furthermore, Purchaser shall protect, indemnify, defend and hold the Property, Seller and Seller’s Agents harmless from and against any and all Claims (including, without limitation, attorneys’ and consultants’ fees) suffered or incurred by any or all of such indemnified parties to the extent a result of, due to, or arising from Purchaser or any of Purchaser’s Representative’s acts or omissions in connection with their respective investigation or inspection of the Property; provided, however, Purchaser shall not be liable to Seller for any damages due solely to (i) the mere discovery of any existing conditions and any resulting diminution in value of the Property except to the extent exacerbated by the acts or omissions of Purchaser or any of Purchaser’s Representatives in connection with the Due Diligence Investigation or a breach of the terms of this Agreement, or (ii) any claim, injury or other damage arising out of the act or omission of Seller or any of Seller’s Agents. The foregoing indemnification shall survive the Closing or earlier termination of this Agreement, as the case may be, and remain binding upon Purchaser and its successors and assigns (if any). If at any time prior to Closing, Purchaser or Purchaser’s Representatives cause any damage to the Property, Purchaser shall, at its sole cost, risk and expense, promptly restore the Property to substantially the same condition as existed immediately prior to the occurrence of such damage. From and after the Effective Date, Purchaser shall maintain in full force and effect for itself and on behalf of Purchaser’s Representatives commercial general liability insurance and automobile liability insurance, on an occurrence basis, with limits of at least $2,000,000 and $1,000,000, respectively, (with an “umbrella policy” in a minimum amount of Five Million Dollar ($5,000,000), providing excess coverage on a following form basis over the coverages required above) (collectively, the “Insurance Requirements”), each issued by an insurance company licensed to do business in the State where the Project is located and with an [A.M. Best Company rating of at least A-VIII] and a certificate evidencing the fact that Seller and any of Seller’s Affiliates designated by Seller in writing, are named as additional named insureds under the liability insurance policies. The dollar amounts of coverage set forth in the Insurance Requirements shall not be construed to limit the liability of Purchaser under this Agreement. Purchaser’s insurance policies shall be primary with respect to any liability insurance carried by Seller or the property management company.
(e)    Approved Service Contracts; New Contracts. Prior to the expiration of the Feasibility Period, Purchaser shall notify Seller in writing (the “Service Contract Termination Notice”) which Service Contracts Purchaser wishes to cause Seller to terminate at Closing. Each Service Contract not listed in such Service Contract Termination Notice, together with any new service agreement either approved or deemed approved by Purchaser pursuant to this Section 5(e), is individually referred to herein as an “Approved Service Contract” and, collectively, as the “Approved Service Contracts”; provided that Approved Service Contracts shall include all Service Contracts that are not terminable on 30 days or less notice or require the payment of a termination fee (unless Purchaser agrees to pay such termination fee at the Closing). Upon Closing, Purchaser shall assume and will be solely responsible and liable for any and all duties, obligations and liability arising out of, related to or in connection with the Approved Service Contracts and accruing on and after the Closing Date. Purchaser’s failure to timely deliver Purchaser’s Service Contract Termination Notice shall constitute Purchaser’s binding election to assume all Service Contracts. Purchaser shall pay any transfer or assignment fees or charges due in connection with its assumption of any Approved Service Contracts. Notice of termination for all Service Contracts which are not Approved Service Contracts shall be given by Seller not later than the Closing Date and any charges accruing thereunder on or after the Closing Date and through the date of actual termination shall be the responsibility of Purchaser.
(f)    After the expiration of the Feasibility Period, Seller will not, without the prior consent of Purchaser (which shall not be unreasonably withheld or delayed), enter into any Lease or any other contract relating to the operation of the Property that will be an obligation affecting the Property subsequent to the Closing, or renew, amend or otherwise modify any Lease, provided that Seller may, in the ordinary course of business, (1) enter into residential New Leases in accordance with Seller’s current practice, (2) modify, amend, renew and terminate residential Leases in accordance with Seller’s current practice, as set forth on the Leasing Guidelines and (3) enter into Contracts that are terminable without cause on 30-days’ notice or necessitated by an emergency. It is expressly understood and agreed that in no event shall Seller enter into or renew, modify, extend or terminate any Retail Lease without the prior written consent of Purchaser which, prior to the expiration of the Feasibility Period may be granted or withheld in Purchaser’s reasonable discretion, but after expiration of the Feasibility Period, may be granted or withheld in Purchaser’s sole and absolute discretion.
6.    Title/Survey.Title Commitment
(a)    Survey. Within five (5) Business Days after the Effective Date (to the extent not previously delivered to Purchaser), Seller shall deliver to Purchaser a copy of the most current survey Seller has in its possession, if any. Purchaser, at its sole cost and expense, may obtain a new survey or an update of such existing survey (such survey or, if applicable, such new or updated survey is hereinafter referred to as the “Survey”).
(b)    Title Objections. Purchaser shall have until 5:00 p.m. (local Property time) on November 20, 2014 (the “Title Objection Notice Date”) to give Seller written notice objecting to any matter disclosed by, shown on or otherwise reflected in the Title Commitment and Survey (“Title Objection Notice”). Seller acknowledges receipt of the Title Objection Notice on the Title Objection Notice Date. Provided Seller has timely received the Title Objection Notice, Seller shall have until 5:00 p.m. (local Property time) on the date which is two (2) Business Days after receipt of the Title Objection Notice (“Seller’s Response Date”) to notify Purchaser whether Seller, in its sole and absolute discretion, agrees to cure any such objections. Purchaser hereby acknowledges and agrees that Seller has no obligation to cure or attempt to cure any matters set forth in the Title Objection Notice and Seller’s failure to deliver written notice to Purchaser agreeing to cure any or all such objections raised in the Title Objection Notice by the Seller’s Response Date shall be deemed Seller’s refusal to cure or attempt to cure any or all such objections (other than mechanics and materialman lien claims and attachments, judgments, liens to secure the payment of income taxes of Seller or Seller’s constituents, delinquent property tax and assessment liens against the Property to the extent created by, through or under Seller, and mortgages and/or deeds of trust liens on the Property (the “Monetary Liens”)). If Seller elects or is deemed to have elected not to remove any objections raised in the Title Objection Notice which Seller is not obligated to cure, Purchaser, at its election, shall have until expiration of the Feasibility Period to elect to either: (i) waive its prior disapproval of such title objections (except with respect to matters Seller is obligated to cure or remove on or before the Closing) and proceed to consummate this transaction; or, (ii) receive a return of the Deposit following which this Agreement shall terminate and none of the Parties hereto shall have any further duties, liabilities or obligations to one another hereunder, excepting the Surviving Duties. If Purchaser does not deliver written notice of its election to waive its objections raised in the Title Objection Notice within such period, Purchaser shall be deemed to have elected to waive its objections as of the end of the Feasibility Period. All matters set forth in the Title Objection Notice that Seller has refused or is deemed to have refused to cure (except with respect to Monetary Liens, which Seller shall be obligated to cure hereunder) and is not obligated to cure hereunder shall be and become Permitted Exceptions. If Seller agrees in writing to cure any objections set forth in the Title Objection Notice but fails to cure the same prior to Closing, such failure shall be a default by Seller hereunder and Purchaser shall be entitled to all rights and remedies set forth in Section 15(b) below. If the Title Company issues a supplemental title report prior to the Closing Date showing additional exceptions to title (a “Title Supplement”) or in the event any further update of the Survey reveals any new survey matter, Purchaser shall have five (5) days (a “Supplemental Title Review Period”) from the date of receipt of the Title Supplement and a copy of each document referred to in the Title

Supplement or such survey update in which to give Seller written notice of disapproval as to any additional objections appearing on such Title Supplement or further survey update. Purchaser’s failure to deliver any such written notice of disapproval within such five (5) day period shall be deemed to mean that Purchaser has approved all such additional matters. If Purchaser disapproves any additional matters shown in the Title Supplement or further survey update, then Purchaser and Seller will have the same rights and obligations set forth above in this Section regarding Purchaser’s original review and approval of the Title Commitment except that this Agreement shall terminate five (5) days after the date during which Seller could notify Purchaser whether Seller, in its sole and absolute discretion, agrees to cure any such objections and failed to do so unless Purchaser waives its prior disapproval in writing prior to the end of such five (5) day period.
(c)    Affidavits. Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Purchaser’s Title Policy, excepting only an owner’s affidavit in the Title Company’s customary form as reasonably agreed to by Seller.
7.    Closing. The consummation of the purchase and sale of the Property as contemplated herein (the “Closing”) shall occur on or before 2:00 p.m. (local Property time) on December 9, 2014 (the “Closing Date,” or the “Close of Escrow”). At Closing, Purchaser shall pay to Seller the Purchase Price, less the Deposit and any other credits due and owing Purchaser hereunder, if any, and as otherwise adjusted by this Agreement. The Closing shall be conducted through Escrow in the customary manner for the consummation of real estate transactions in the county in which the Closing occurs. At Closing, Purchaser will assume the management, maintenance, leasing and operation of the Project.
8.    Seller’s Closing Conditions; Purchaser’s Closing Conditions.
(a)    Seller’s Conditions to Closing. Notwithstanding anything to the contrary contained herein, Seller’s obligation to proceed with Closing is subject to and conditioned upon the satisfaction of all of the following conditions before the Close of Escrow, unless otherwise waived by Seller in writing or the time for performance thereof is extended by Seller, in its sole and absolute discretion (collectively, “Seller’s Closing Conditions”):
(i)    Purchaser shall have timely paid into Escrow the Purchase Price, less the Deposit and any other credits due and owing Purchaser hereunder, if any, on or before 1:00 p.m. (local Property time) on the Closing Date;
(ii)    Purchaser shall have performed and satisfied all terms and conditions to be performed and satisfied by Purchaser under the terms of this Agreement; and
(iii)    No representation or warranty made in this Agreement by Purchaser shall be materially untrue, inaccurate or incomplete.
(b)    Purchaser’s Conditions to Closing. Notwithstanding anything to the contrary contained herein, Purchaser’s obligation to proceed with Closing is subject to and conditioned upon the satisfaction of all of the following conditions on or before the Close of Escrow, unless otherwise waived by Purchaser in writing, or the time for performance thereof is extended by Purchaser, in its sole and absolute discretion (collectively, “Purchaser’s Closing Conditions”):
(i)    The Title Company shall have committed to issue the Title Policy, subject only to the Permitted Exceptions;

(ii)    No representation or warranty made in this Agreement by Seller shall be materially untrue, inaccurate or incomplete;
(iii)    Seller shall have performed and satisfied all terms and conditions to be performed and satisfied by Seller under the terms of this Agreement;
(iv)    The Property shall be in substantially the same condition as on the Effective Date, damage by casualty and reasonable wear and tear excepted;
(v)    Purchaser shall have received, on or before Closing, an estoppel certificate from each tenant under a Retail Lease, certified to Purchaser, its lender and their respective successors and/or assigns, substantially in the form of Exhibit “M” attached hereto (provided that any estoppel certificate shall be acceptable if in the form or containing the information required by the applicable Lease), shall be dated a date no earlier than thirty (30) days prior to the Closing Date and shall not disclose (x) any matters which are inconsistent in any material respect with the terms and provisions of the applicable Retail Lease or the representations and warranties of Seller made in Section 11(a) hereof, (y) any uncured default(s) by the Seller under the applicable Retail Lease which have not otherwise been disclosed by Seller hereunder, or (z) any unpaid tenant improvement allowance, any remaining free rent, or any outstanding landlord work obligations (collectively, the “Lease Estoppel Certificate”). The failure of any tenant under a Retail Lease to return its Lease Estoppel Certificate shall not be a default by Seller hereunder. In the event Seller is unable to obtain any Lease Estoppel Certificate prior to Closing, Seller may elect to extend Closing by up to ten (10) business days in order to pursue any such Lease Estoppel Certificate by delivering written notice of such extension to Purchaser prior to the original Closing Date; or
(vi)    The roof warranty with respect to the Improvements shall have been (or shall at Closing be) transferred to Purchaser, and Versico, the roof manufacturer, shall have either (a) reissued such roof warranty in favor of Purchaser or (b) given written approval of the transfer of the roof warranty to Purchaser without any cost or expense to Purchaser other than standard inspection fees. In the event Seller is unable to satisfy the condition set forth in this Section 8(b)(vi) prior to Closing, Seller may elect to extend Closing by up to ten (10) business days in order satisfy such condition by delivering written notice of such extension to Purchaser prior to the original Closing Date.
(c)    Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Sections 8(a) or 8(b) are not fulfilled or waived, the Party benefitted by such conditions may, by written notice to the other Party, terminate this Agreement, whereupon all rights and obligations hereunder of each Party shall terminate except the Surviving Duties and the Deposit shall be returned to Purchaser. In the event that any of the conditions set forth in Sections 8(a) or 8(b) are not fulfilled due to a default on the part of either party, the terms and provisions of Section 15 shall control. Either Party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 8(a) and 8(b) above. In any event, Purchaser’s consent to the Close of Escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations and warranties of which Purchaser had knowledge as of the Closing. Upon any termination of this Agreement pursuant to this Section 8(c), neither Party shall have any further duties, obligations or liability hereunder except the Surviving Duties.

9.    Costs. Costs of the Closing and Escrow shall be allocated as follows:
(a)    Purchaser’s Costs. Purchaser shall pay: %3) one-half (½) of any escrow fees; %3) all recordation fees; %3) any cost to update the Survey; %3) all fees and costs associated with Purchaser’s loan or otherwise incurred by Purchaser’s lender; %3) the cost of any title endorsements desired by Purchaser; %3) the prorated portion of General and Special Taxes and Assessments to be paid by Purchaser as provided herein; (vii) all sales/use taxes on tangible personal property; and (viii) any other customary fees and charges and expenditures authorized by Purchaser at Closing or under the terms of this Agreement.
(b)    Seller’s Costs. Seller shall pay: %3) one-half (½) of any escrow fees; %3) the standard cost of the Title Policy; %3) the prorated portion of General and Special Taxes and Assessments to be paid by Seller as provided herein; (iv) real estate excise/transfer taxes; (v) any other customary fees and charges and expenditures authorized by Seller at Closing or under the terms of this Agreement.
(c)    Prorations.
(i)    All items of income and expense relating to the Property including without limitation, rent and other sums due under the Leases and General and Special Taxes and Assessments shall be prorated between Purchaser and Seller as of 12:01 a.m. on the Closing Date as follows, with Purchaser entitled to the income and responsible for the expenses on the Closing Date:
(A)    Rent. All collected rent and other items of income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date (collectively, “Rent”) shall be prorated as of the Closing. Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (i) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Rent to which Purchaser is entitled hereunder relating to the month of Closing and any period thereafter, with Seller being entitled to retain the remainder; and (ii) if Purchaser collects any unpaid or delinquent Rent for the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent to which Seller is entitled hereunder relating to the period prior to the month of Closing, with Purchaser being entitled to retain the remainder. Seller and Purchaser agree that all Rent received by Seller or Purchaser after the Close of Escrow shall be applied first to actual out-of-pocket costs of collection incurred by Seller or Purchaser, as applicable, with respect to such Tenant and, second, to Rents and other tenant charges due Purchaser, with any remainder to be applied to amounts delinquent as of Close of Escrow. Seller shall have the right, but not the obligation, to collect by separate Action any amounts due Seller under any Lease for periods for the month in which Closing occurs and prior periods (without the right to remove or evict any Tenant). The obligations set forth in this Section 9(c) shall survive the Close of Escrow for a period of ninety (90) days.
(B)    Taxes. General and Special Taxes and Assessments not yet due and payable shall be prorated. If, after the Closing, supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the

Close of Escrow, Purchaser and Seller shall adjust the proration of the General and Special Taxes and Assessments following the Closing promptly following receipt of an actual bill therefor. Notwithstanding anything to the contrary contained herein, Seller shall not be responsible for any insurance premiums, supplemental real estate taxes or special assessments which arise due to a change in ownership of the Property or reassessment in the value of the Property from and after the Closing Date, all of which shall be the sole responsibility and obligation of Purchaser. Any delinquent General and Special Taxes and Assessments shall be paid at the Closing from funds accruing to Seller. All installment payments relating to General and Special Taxes and Assessments which are due and payable prior to the Close of Escrow shall be paid at the Closing from funds accruing to Seller. If actual tax statements for the year of Closing are not available at the time of Closing, prorations shall be based on the preceding year’s tax statements. No later than one (1) Business Day prior to the Closing Date, Purchaser and Seller shall mutually approve and provide to Escrow Agent a schedule of prorations in as complete and accurate a form as possible.
If the Closing shall occur before the applicable tax bill is available (or before a new tax rate or new assessed valuation is fixed) for the fiscal period in which Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the most recent tax bill (or current tax rate or assessed valuation), as applicable. Within thirty (30) days after receipt by Purchaser of the tax bill for the fiscal period in which Closing occurs (or the new tax rate or new assessed valuation is fixed), the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation shall be promptly corrected. The obligations set forth in this paragraph shall survive until thirty (30) days after the tax bill for such taxes which were prorated on the basis of an estimate are received by Purchaser.
If any operating expenses or other prorations (other than taxes) cannot conclusively be determined as of the Closing Date, then the same shall be adjusted at Closing based upon the most recently issued invoices/bills as of the Closing Date and shall be re-adjusted within ninety (90) days after the Closing occurs. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected. The obligations set forth in this paragraph shall survive the Closing for a period of ninety (90) days.
(C)    Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Seller shall use commercially reasonable efforts to cause utility meters to be read on the day prior to Closing. Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period from and subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities in advance, then Purchaser shall be charged its portion of such payment at Closing.
(D)    Approved Service Contracts; Seller Deposits/Refunds. No lump sum or up front payments paid to Seller or to any Seller Affiliate will be prorated with respect to any Approved Service Contracts and Purchaser shall have no interest therein to the extent accrued, received or otherwise payable to Seller prior to Closing. Seller is not transferring to Purchaser any of Seller’s rights to receive now or in the future any Seller Deposits/Refunds accruing prior to the Close of Escrow. If Purchaser receives any such Seller Deposits/Refunds applicable to periods of time prior to the Close of Escrow, Purchaser shall promptly remit such refunds to Seller. Notwithstanding the foregoing, any upfront fee collected by Seller with respect to that certain Installation and Services Agreement dated January 10, 2013 by and between Seller and Comcast of Washington IV, Inc. shall be prorated over the term of such contract and Purchaser shall receive a credit at Closing for such amount (the “Comcast Fee”).
(E)    Lease Expenses. At Closing, (1) Purchaser shall be responsible for all Lease Expenses (hereinafter defined) paid or incurred by Seller prior to Closing arising out of or in connection with any new Retail Lease or modifications of any Retail Lease entered into between the Effective Date and the Closing and approved by Purchaser in accordance with Section 5(f); and (2) Seller shall give Purchaser a credit for any and all unpaid and due and owing Lease Expenses owed to or for the benefit of retail tenants of the Property with respect to Retail Leases as in effect on the Effective Date. “Lease Expenses” shall mean, collectively, any and all costs, expenses and fees paid or incurred by Seller prior to Closing in connection with any Retail Lease or modification thereof entered into by Seller, including, without limitation, (a) brokerage commissions, (b) expenses incurred for improvements to the premises, (c) legal fees, (d) free rent, rent abatements, or rent concessions, and (e) expenses incurred to satisfy or terminate the obligations of a tenant under another lease.
(ii)    Purchaser shall receive a credit against the Purchase Price at Closing for all Security Deposits. As of the Closing, Purchaser shall assume Seller’s obligations related to such Security Deposits pursuant to the applicable Leases or applicable laws.
(iii)    If Seller has paid any amounts under any Approved Service Contracts for periods on and after the Closing Date, Purchaser shall pay such amounts to Seller at Closing in addition to the Purchase Price. To the extent any amounts are due under any Approved Service Contracts for periods preceding the Closing Date, Purchaser shall receive a credit at Closing in reduction of the Purchase Price. From and after Closing, Purchaser shall be solely responsible for and shall pay all amounts due and owing under any Approved Service Contract to the extent applicable to the period from and after Closing.
(iv)    Except as provided in Section 9(c)(i)(E), Seller shall be responsible for and shall pay all fees and leasing commissions (“LC Obligations”) incurred or payable under any Lease executed prior to the Effective Date (“Existing Leases”) (other than (1) LC Obligations for renewals or expansions of or under Existing Leases occurring after the Effective Date in accordance with Section 5(f), and (2) Leases executed prior to the Effective Date but with respect to which the Tenant takes occupancy on or after the Closing Date) and Purchaser shall be responsible for and pay all LC Obligations incurred or payable under any Lease executed on or after the Effective Date in accordance with Section 5(f). The provisions of this Section 9 shall survive Closing and the delivery and recordation of the Deed.

(v)    To the extent residential units become vacant at the Property more than five (5) days prior to the Closing Date, Seller shall cause such vacant units to be put in “rent ready” condition in accordance with Seller’s current business and operations, and if Seller fails to deliver such units in “rent ready” condition by the Closing Date, then Purchaser shall receive a credit at Closing against the Purchase Price in an amount equal to $750 for each such vacant unit that is not in “rent ready” condition.  “Rent ready” condition shall mean the condition in which Seller currently delivers vacant residential units to new tenants at the Property, freshly painted and cleaned, with all appliances, fixtures and equipment therein in good working order
10.    Closing Deliveries.
Seller and Purchaser shall each deliver to the other through Escrow such instruments and funds as are necessary to consummate the purchase and sale of the Property, including the following:
(a)    Purchaser’s Closing Deliveries. Purchaser shall deliver to the Escrow Agent the following, all executed and notarized by Purchaser on or before the Closing Date:
(i)    the Purchase Price, less the Deposit and any other credits due and owing Purchaser hereunder, if any, and as otherwise adjusted as provided herein, on or before 1:00 p.m. (local Property time) on the Closing Date;
(ii)    the Assignment and Assumption of Leases (the “Lease Assignment”), substantially in the form attached hereto as Exhibit “G”;
(iii)    the Assignment and Assumption of Contracts (the “Contract Assignment”), substantially in the form attached hereto as Exhibit “H”;
(iv)    the Bill of Sale and Assignment (the “Bill of Sale”), substantially in the form attached hereto as Exhibit “I”;
(v)    the real estate excise tax affidavit (the “REETA”) for the excise / transfer tax on the Real Property;
(vi)    sales/use tax return for the sales/use tax due on Personal Property; and
(vii)    any other items reasonably required by the Title Company in order to close the transactions contemplated herein.
(b)    Seller’s Closing Deliveries. Seller shall deliver to the Escrow Agent the following on or before the Closing Date:
(vi)    the Special Warranty Deed (the “Deed”), duly executed and notarized, substantially in the form attached hereto as Exhibit “C”;
(vii)    a counterpart of the Lease Assignment, duly executed by Seller;
(viii)    a counterpart of the Contract Assignment, duly executed by Seller;

(ix)    a counterpart of the Bill of Sale, duly executed by Seller;
(x)    a counterpart of the REETA;
(xi)    a notice to Tenants (the “Tenant’s Notice”), substantially in the form attached hereto as Exhibit “J”, duly executed by Seller;
(xii)    an updated rent roll as of a date not more than three (3) Business Days prior to the Close of Escrow, together with copies of any New Leases not previously provided to Purchaser;
(xiii)    standard form of FIRPTA certificate;
(xiv)    subject to Section 6(d), an owner’s affidavit in the form acceptable to Seller and the Title Company;
(xv)    evidence that Seller has given any Service Contract Termination Notices and paid any Termination Fees required under Section 5(e);
(xvi)    the Declaration of Restrictive Covenants, substantially in the form attached hereto as Exhibit “K”, duly executed by Seller;
(xvii)    the Seller’s Representation Certificate, duly executed by Seller as provided in Section 11(a) hereof in the form attached hereto as Exhibit “N”;
(xviii)    the Lease Estoppel Certificates, executed by the tenants under the Retail Leases, in accordance with the provisions of Section 8(b)(v) hereof;
(xix)    the Affordable Housing Covenant Estoppel Certificate, if received by Seller;
(xx)    assignment of that certain Construction Agreement dated as of May 14, 2012 by and between Seller and Compass General Construction I, LLC and the general contractor’s warranty under such Construction Agreement;
(xxi)    assignments of all assignable manufacturer’s, supplier’s and equipment warranties (e.g. roof) related to the Property from Seller to Purchaser (and Seller shall cooperate with Purchaser to obtain any consents and other documents necessary to effect any such assignments); and
(xxii)    such evidence of Seller’s due organization and authority to consummate the transactions contemplated by this Agreement as may be required by the Title Company in order to close the transaction and issue the Title Policy; and
(xxiii)    any other documents or instruments reasonably required by the Title Company in order to close the transaction contemplated herein.
Promptly after the Closing, Seller shall deliver to the Property or the offices of Purchaser’s property manager: the original Leases; originals of all Approved Service Contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property; and, if in Seller’s possession, all warranties, guaranties, certificates, licenses, and permits issued for or with respect to the Property by governmental authorities having jurisdiction, and, if in Seller’s possession, a copy of any “as-built” plans and specifications of the Improvements. In the event Seller is unable to deliver the documents referenced in Sections 10(b)(xv) and/or 10(b)(xvi) prior to Closing, Seller may elect to extend Closing by up to ten (10) business days in order to obtain such documents by delivering written notice of such extension to Purchaser prior to the original Closing Date.
11.    Seller’s Representations, Warranties and Covenants.
(a)    Seller’s Representations and Warranties. For the purposes of this Section 11, the term “Seller’s knowledge” means and shall be limited to the current actual knowledge of Ali Warner, managing director of Greystar, and Sheri Druckman, director of real estate of Greystar Management (the “Seller’s Representatives”), without any implied duty of inquiry, and does not include the knowledge of any other person or any knowledge which would be imputed to Seller, any of Seller’s Agents or any other person, as a matter of law or otherwise. The named individuals are acting for and on behalf of Seller and are in no manner expressly or impliedly making any representations or warranties in an individual capacity. Purchaser waives any right to sue or to seek any personal judgment or Claim against any named individual. Seller’s representations and warranties are only for the benefit of Purchaser, subject to any matters set forth in this Agreement including, without limitation, the provisions of Section 12 below:
(xxiv)    This Agreement has been duly authorized, executed and delivered by and is binding upon Seller in accordance with its terms; Seller has the authority to enter into this Agreement and nothing prohibits or restricts the right or ability of Seller to enter into this Agreement; this Agreement and the actions contemplated hereby do not and will not hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest to which Seller is a Party; and the individual signing this Agreement on behalf of Seller has the authority, without the act, signature or consent of any other Party which has not been already obtained to bind Seller in connection with this Agreement.
(xxv)    Seller is not a “foreign person” within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.
(xxvi)    There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or the Property, including condemnation proceedings, other than as listed on Exhibit “O” attached hereto, which are, to Seller’s knowledge, covered by insurance.
(xxvii)    Except as listed on Exhibit “P” attached hereto, Seller has received no written notice concerning the Property from any Governmental Authority stating that the Property is currently in violation of any Laws related to the construction, development, ownership, operation, management, maintenance, repair, renovation, occupancy or use of the Property.
(xxviii)    There are no employees of Seller or the Property for which Purchaser shall have any liability post-Closing as a result of this Agreement or any agreement to be executed by Seller at Closing.

(xxix)    Other than as set forth on Exhibit “Q” attached hereto, there is no pending or, to Seller’s knowledge, threatened Action affecting Seller or concerning the Property, including, without limitation, assignments for the benefit of creditors, or voluntary or (to Seller’s knowledge) involuntary proceedings in bankruptcy or under other debtor relief laws, by or against Seller which would prohibit, restrict or otherwise affect in any material respect Seller’s ability to perform its obligations under this Agreement.
(xxx)    The Rent Roll attached hereto as Exhibit “D” is true, correct and complete in all material respects as of the date thereof. With respect to the non-Retail Leases, as of the Effective Date, there are not any unpaid leasing commissions or tenant inducement costs with respect to the Property except as set forth on the Rent Roll.
(xxxi)    To Seller’s knowledge, the List of Service Contracts is true, correct, and complete as of the date of its delivery in all material respects. To Seller’s knowledge, neither Seller, nor any other party, is in material default under any Service Contract.
(xxxii)    Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).
(xxxiii)    Seller is not:
(A)    listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
(B)    a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(C)    owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
(xxxiv)    Except as otherwise disclosed in the Environmental Reports, (a) no Hazardous Substances have been used, generated, stored at, in or under or disposed of at or from the Real Property during the period of Seller’s ownership except in accordance with Environmental Laws (as hereinafter defined); (b) no Hazardous Substances are present at, in or under the Property at levels or in quantities in violation of, or that would require investigation or cleanup under, any Environmental Law; (c) Seller has received no notice of any violation of Environmental Laws or the presence or release of Hazardous Substances on or from the Real Property; and (d) there are no underground storage tanks located on the Property.
(xxxv)    Except as set forth on Exhibit “S”, to Seller’s knowledge, the Affordable Housing Covenant is a true and complete copy, and has not been amended or modified. Seller has not received any notice of default under the Affordable Housing Covenant. To

Seller’s knowledge, there are no defaults on the part of any party with respect to the Affordable Housing Covenant other than as set forth on Exhibit “S”.
(xxxvi)    To Seller’s knowledge, Seller has delivered to Purchaser a true, correct and complete copy of each Retail Lease. No Retail Lease has been amended or modified except as provided on Exhibit “R”. To Seller’s knowledge, neither Seller nor any tenant under a Retail Lease is in material default. All leasing commissions and brokerage commissions relating to the Retail Leases have been paid.
(xxxvii)    To Seller’s knowledge, Seller has not received written notice from any third party, alleging any violation or default by Seller under any agreement affecting the Property, including, without limitation, any recorded document.
The representations and warranties of Seller contained in this Section 11(a) are made as of the Effective Date is executed by Seller and shall be true and correct in all material respects at and as of the Closing and shall survive the Closing for a period of nine (9) months. At Closing, Seller shall represent and warrant to Purchaser by delivering to Purchaser a certificate (the “Seller’s Representation Certificate”) certifying that all representations and warranties of Seller in this Agreement remain true and correct as of the Closing Date and all of the representations and warranties contained herein shall be deemed remade by Seller effective as of the Closing Date, except to the extent modified as provided herein. If Seller becomes aware of any fact or circumstance between the date this Agreement is mutually executed and the Closing Date, which would materially and adversely change one of its foregoing representations or warranties, then Seller will promptly give notice of such changed fact or circumstance to Purchaser. Upon Purchaser gaining actual knowledge (whether by notice from Seller or otherwise) of any fact which would materially and adversely change any of the representations or warranties contained herein or would otherwise constitute a material breach thereof by Seller, Purchaser shall have the option of: (i) waiving the breach of warranty or change, and proceeding with Closing, or (ii) terminating this Agreement, in which event the Deposit and any other funds deposited by Purchaser with the Escrow Agent shall be promptly returned to Buyer. If Purchaser elects subsection (ii) above, Seller may elect to cure the breach by providing written notice to Purchaser of such election within three (3) business days after receiving Purchaser’s election to terminate this Agreement. If Seller cures such breach to the reasonable satisfaction of Purchaser within five (5) business days thereafter (or such longer period of time as is reasonably necessary to cure such breach, not to exceed thirty (30) days, and Closing will be extended as necessary to accommodate such cure), and Purchaser’s election to terminate this Agreement shall be null and void. If Purchaser does not so elect to terminate this Agreement pursuant to this Section 11(a), then Purchaser shall be deemed to have elected to acquire the Property on the terms set forth in this Agreement.
Written notification of any Claim arising therefrom must be received in writing by Seller within such nine (9) month period or such Claim shall be forever barred and Seller shall have no liability with respect thereto. If Purchaser has knowledge prior to Closing that a representation or warranty of Seller under this Section 11(a) is not true and correct and Purchaser, nevertheless, proceeds to Close of Escrow, any such breach of representation or warranty by Seller is hereby waived.
(b)    Seller’s Covenants. Seller hereby covenants and agrees with Purchaser as follows:
(i)    Prior to the Closing, Seller shall maintain the Improvements of the Property in their present condition and repair, except for normal wear and tear, casualty and condemnation.

(ii)    Except for Excluded Property, Seller shall not remove any fixtures, equipment, furnishings and other personalty from the Improvements without replacing them with items or equal quality and quantity as existed at the time of its removal.
(iii)    Seller will not take, approve or consent to any Action that would change the zoning, use, permits or licenses of or for the Property.
(iv)    Seller shall deliver to Purchaser copies of any written notices received from any Governmental Authority related to an Action that would have a material and adverse effect on Purchaser’s ability to operate the Property in its current use.
(v)    Seller shall carry on its business and activities relating to the Property, including all maintenance, repair and replacement work, in the same manner as it did before the Effective Date of this Agreement.
(vi)    Prior to Closing, Seller will either terminate or reassign (as applicable), effective upon the Closing, all employees, if any, employed at or in connection with the Property, without cost or expense to Purchaser, including, but not limited to, Seller's property manager.
(vii)    Prior to Closing, Seller shall remove from the Property any monument sign, logo or other display which includes or references “Greystar,” “Resmark” or otherwise reflects use of a Greystar, Elan, or Resmark logo or trade name (collectively, the “Greystar Signs”).
(viii)    Seller shall request an estoppel certificate from the City of Redmond, certified to Purchaser, its lender and their respective successors and/or assigns, substantially in the form of Exhibit “T” attached hereto, with respect to that certain Regulatory Agreement Declaration of Restrictive Covenants (the “Affordable Housing Covenant”), pursuant to Section 13 of such Affordable Housing Covenant, stating that the City of Redmond has no knowledge of any violation or default by Seller of any of the covenants or conditions of the Affordable Housing Covenant, or if the City of Redmond has knowledge of any such violation or default, setting forth the nature of the same (the “Affordable Housing Covenant Estoppel Certificate”). Seller shall use commercially reasonable efforts to collect such Affordable Housing Covenant Estoppel Certificate; provided, however, the Affordable Housing Covenant Estoppel Certificate shall not be a condition of Closing in favor of Purchaser, nor shall the failure of the City of Redmond to return the Affordable Housing Covenant Estoppel Certificate be a default by Seller hereunder. Seller shall cooperate with Purchaser to deliver a notice of pending sale to the City of Redmond in the form and within the timeframe required pursuant to the Affordable Housing Covenant.
(ix)    Seller shall deliver to Purchaser copies of any correspondence from (i) any tenant under a Retail Lease relating to Seller’s request for the Lease Estoppel Certificates and (ii) the City of Redmond relating to Seller’s request for the Affordable Housing Covenant Estoppel Certificate, in each case within one (1) business day after receipt thereof by Seller.
The covenants contained in this Section 11(b) are made as of the Effective Date. Seller shall have the right to extend the Closing Date for up to twenty (20) days in order to cure any breach of a Seller’s covenant in this Section 11(b). If Purchaser has knowledge prior to Closing that Seller has failed to perform a covenant under this Section 11(b) and Purchaser, nevertheless, proceeds to Close of Escrow, any such breach of covenant by Seller is hereby waived.
12.    “As Is, Where Is” Purchase; Release of Claims; Indemnities; Transfers.
(a)    “As Is, Where Is” Purchase.
OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NO DUTY TO DISCLOSE ANY INFORMATION TO PURCHASER CONCERNING THE PROPERTY. EXCEPT FOR SELLER’S WARRANTIES, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO PURCHASER. PURCHASER SPECIFICALLY UNDERSTANDS THAT ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS IS SUBJECT TO PURCHASER’S VERIFICATION AND, NOTWITHSTANDING PURCHASER’S FAILURE TO SO VERIFY THE INFORMATION, PURCHASER WILL NOT HOLD SELLER OR SELLER’S AGENTS LIABLE OR MAKE ANY FUTURE CLAIMS AGAINST SELLER OR SELLER’S AGENTS AS TO THE ACCURACY OR INACCURACY OF ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS OR CONTAINED WITHIN SELLER’S “FOR-SALE” PACKAGES, ANY RENT ROLLS, OPERATING STATEMENTS, PLANS, SPECIFICATIONS OR SO-CALLED “AS-BUILT” PLANS OR ANY OTHER INFORMATION DELIVERED TO PURCHASER HEREUNDER. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES THAT (A) ANY IMPROVEMENTS CONSTRUCTED ON THE PROPERTY MAY NOT AND VERY LIKELY DO NOT CONFORM IN ALL RESPECTS TO ANY PLANS (INITIAL OR “AS-BUILT”) OR SPECIFICATIONS PROVIDED BY SELLER, AND (B) ANY PLANS OR SPECIFICATIONS ARE PROVIDED SOLELY FOR CONVENIENCE AND PURCHASER IS RELYING SOLELY ON ITS OWN PHYSICAL INVESTIGATION OF THE PROPERTY AND IS NOT RELYING ON THE ACCURACY OF ANY PLANS OR SPECIFICATIONS. IF PURCHASER DOES NOT TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE FEASIBILITY PERIOD, PURCHASER ACCEPTS THE PROPERTY IN ITS CURRENT AS CONSTRUCTED CONDITION REGARDLESS OF NON-CONFORMITY TO ANY PLANS OR SPECIFICATIONS AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIMS IT MAY ALLEGE AS A RESULT OF NON-CONFORMITY OF THE IMPROVEMENTS ON THE PROPERTY AS ACTUALLY CONSTRUCTED WITH ANY PLANS AND SPECIFICATIONS.
EXCEPT FOR SELLER’S WARRANTIES, SELLER AND SELLER’S AGENTS HEREBY SPECIFICALLY DISCLAIM, AND PURCHASER EXPRESSLY WAIVES AND RELEASES, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (II) THE NATURE, ENFORCEABILITY AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY

INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OR THE FAIR HOUSING ACT AND RELATED RULES AND REGULATIONS. PURCHASER SHALL INSPECT THE PROPERTY AND RELY SOLELY ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION (INCLUDING SELLER’S REPORTS) PROVIDED OR TO BE PROVIDED BY SELLER OR ANY OF ITS AFFILIATES, THERE BEING NO, AND PURCHASER EXPRESSLY WAIVING AND RELEASING ANY, OBLIGATION ON SELLER’S PART TO PROVIDE OR DISCLOSE INFORMATION OTHER THAN SELLER’S WARRANTIES. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION (INCLUDING SELLER’S REPORTS) PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT NEITHER SELLER NOR ANY OF SELLER’S AGENTS: (X) HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (Y) EXCEPT FOR SELLER’S WARRANTIES, MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (INCLUDING SELLER’S REPORTS). EXCEPT FOR SELLER’S WARRANTIES, THE SALE OF THE PROPERTY AS PROVIDED FOR IN THIS AGREEMENT IS MADE ON AN “AS IS” BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, THAT EXCEPT FOR SELLER’S WARRANTIES, NEITHER SELLER NOR ANY OF SELLER’S AGENTS MAKES, AND SUCH PERSONS AND ENTITIES SPECIFICALLY DISCLAIM, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.
NEITHER SELLER NOR ANY OF SELLER’S AGENTS MAKES, AND EACH HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF SOLID WASTES, HAZARDOUS WASTES, HAZARDOUS MATERIALS, HAZARDOUS SUBSTANCES, AND/OR TOXIC MATERIALS, SPECIFICALLY INCLUDING BUT NOT LIMITED TO FUNGI OF ALL FORMS AND TYPES (COLLECTIVELY, “HAZARDOUS MATERIALS”), AND SELLER AND SELLER’S AGENTS SHALL HAVE NO, AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY, LIABILITY TO PURCHASER THEREFOR. BY ACCEPTANCE OF THIS AGREEMENT, AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER’S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER’S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR, DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF SUCH HAZARDOUS MATERIALS. THIS RELEASE INCLUDES A RELEASE OF ALL CLAIMS UNDER CERCLA, 42 U.S.C. § 9601, ET SEQ., AS AMENDED, AND RCRA, 42 U.S.C. § 6901, ET SEQ, AND THE MODEL TOXICS CONTROL ACT, CH. 70.105D RCW.
PURCHASER AGREES THAT NEITHER SELLER NOR ANY OF SELLER’S AGENTS SHALL BE RESPONSIBLE OR LIABLE TO PURCHASER OR ANY

SUCCESSOR OR ASSIGNEE OF PURCHASER FOR, ANY MATTERS SET FORTH IN SELLER’S REPORTS, ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR ANY OTHER CONDITIONS AFFECTING THE PROPERTY. PURCHASER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER AND SELLER’S AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY MATTERS SET FORTH IN SELLER’S REPORTS, CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER AND SELLER’S AGENTS SHALL BE A COVENANT RUNNING WITH THE PROPERTY AND SHALL BE BINDING UPON PURCHASER, ITS SUCCESSORS AND ASSIGNS. THIS WAIVER AND RELEASE OF CLAIMS SHALL BE DEEMED TO “RUN WITH THE LAND.”
THE PROVISIONS OF THIS SECTION 12 SHALL SURVIVE THE CLOSING.
(b)    Release of Claims. EFFECTIVE AS OF THE CLOSING DATE, PURCHASER AND PURCHASER’S REPRESENTATIVES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, HEREBY FULLY AND FINALLY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND SELLER’S AGENTS AND EACH OF THEIR SUCCESSORS AND ASSIGNS, OF AND FROM, AND WAIVES ANY RIGHT TO PROCEED AGAINST SELLER AND SELLER’S AGENTS FOR, ANY AND ALL CLAIMS WHICH PURCHASER AND/OR PURCHASER’S REPRESENTATIVES HAVE EVER HAD, NOW HAVE OR MAY HEREAFTER HAVE ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY: (A) THE DESIGN, PROCESSING, BONDING, DEVELOPMENT, CONSTRUCTION, IMPROVEMENT, COMPLETION, REPAIR, REMEDIATION AND/OR RESTORATION OF THE PROPERTY AND ANY PORTION OR PORTIONS THEREOF; (B) THE PHYSICAL AND ENVIRONMENTAL CONDITION, OWNERSHIP, OPERATION, MANAGEMENT, MAINTENANCE, LEASING, USE, OCCUPANCY OR VALUE OF THE PROPERTY; (C) THE NON-COMPLIANCE OF THE DESIGN, DEVELOPMENT, CONSTRUCTION, USE, OWNERSHIP AND OPERATION OF THE PROPERTY WITH ANY AND ALL LAWS (INCLUDING, WITHOUT LIMITATION, ALL APPLICABLE PROVISIONS OF THE FAIR HOUSING ACT OF 1968 AND THE AMERICANS WITH DISABILITIES ACT OF 1990, AND ALL AMENDMENTS THERETO); (D) THE EXISTENCE ON THE PROPERTY OF ANY HAZARDOUS SUBSTANCES OR OTHER TOXIC MATERIALS, INCLUDING, WITHOUT LIMITATION, FUNGI OF ALL FORMS AND TYPES; (E) DESIGN AND CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS AND OTHER CONDITIONS AFFECTING THE PROPERTY, IF ANY; AND REGARDLESS OF WHETHER THE NEGLIGENCE, STRICT LIABILITY AND/OR GROSS NEGLIGENCE OF SELLER, SELLER’S AFFILIATES, SELLER’S AGENTS OR ANY OTHER OF THE SELLER’S PARTIES CAUSED SUCH LOSS OR GAVE RISE TO SUCH CLAIMS.
NOTWITHSTANDING THE FOREGOING, SELLER AND PURCHASER AGREE THAT IN NO EVENT SHALL PURCHASER OR ANY SUCCESSOR OR ASSIGNEE

OF PURCHASER BE DEEMED TO ASSUME ANY LIABILITY FOR THIRD PARTY CLAIMS ARISING FROM EVENTS OCCURRING PRIOR TO CLOSING.
(c)    Definition of Claims. For purposes of this Agreement, the term “Claim” or “Claims” shall mean any and all claims, costs (including attorneys’ fees and court costs), damages, debts, demands, expenses, liabilities, losses, actual or derivative obligations, agreements, express or implied warranties, sums of money, accounts, bills, covenants, contracts, claims of indemnity, claims of contribution, promises, representations, trespasses, damages, harm, injuries, judgments, executions, controversies, suits, proceedings, Actions or causes of action of any kind or character whatsoever, whether at law, in equity, by statute or otherwise, whether known, unknown, suspected or unsuspected.
(d)    Material Inducement. The disclaimers, releases and indemnifications set forth in this Section 12, which were made for the benefit of Seller and Seller’s Agents, was a material inducement to Seller to enter into this Agreement, in the absence of which Seller would not have agreed to convey the Property to Purchaser.
(e)    Waiver of Subrogation. Seller and Purchaser each hereby releases the other from any and all liability and responsibility to the other or anyone claiming by, through or under such Party by way of subrogation or otherwise, for any Claims to the extent covered by insurance, regardless of the fault or negligence of Seller, Seller’s Agents, Purchaser or Purchaser’s Representatives.
(f)    Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind.
PURSUANT TO RCW CH. 64.06, AS AMENDED BY CHAPTER 64, LAWS OF 2010, PURCHASER HEREBY WAIVES ITS RIGHT TO RECEIVE THE SELLER DISCLOSURE STATEMENT REFERRED TO THEREIN. THIS WAIVER DOES NOT EXTEND TO THE SECTION OF THE DISCLOSURE STATEMENT ENTITLED “ENVIRONMENTAL”.

Seller shall provide to Purchaser with the “Environmental” section of the Seller Disclosure Statement during the Feasibility Period, and by executing this Agreement, Purchaser waives its right to receive the balance of the completed Seller Disclosure Statement.

Purchaser further agrees that any information discovered by Purchaser concerning the Property shall not obligate Seller to prepare and deliver to Purchaser a revised or updated Seller Disclosure Statement. Purchaser hereby waives any right to receive an updated or revised Seller Disclosure Statement, regardless of the source of any new information. Purchaser further warrants that it is a sophisticated buyer who is familiar with the ownership and development of real estate projects similar to the Property and Purchaser has or will have adequate opportunity to complete such independent inspections of the Property it deems necessary, and will acquire the Property solely on the basis of and in reliance upon such examinations and not on any information provided in any Seller Disclosure Statement or, except as set forth in this Agreement or the Closing documents, any information otherwise provided or to be provided by Seller or by anyone acting or claiming to act by, through or under or on Seller’s behalf.

PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THE RIGHT TO RESCIND THIS AGREEMENT PURSUANT TO ANY PROVISION OF

RCW 64.06, AS AMENDED BY CHAPTER 64, LAWS OF 2010. IT IS THE INTENT OF PURCHASER THAT ANY SELLER DISCLOSURE STATEMENT PROVIDED BY SELLER WILL NOT BE RELIED UPON BY PURCHASER, AND SHALL GIVE PURCHASER NO RIGHTS WITH RESPECT TO SELLER OR UNDER THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO RESCIND APPLIES TO THE SELLER DISCLOSURE STATEMENT PROVIDED TO PURCHASER DURING THE FEASIBILITY PERIOD AND APPLIES PROSPECTIVELY TO ANY UPDATED OR REVISED SELLER DISCLOSURE STATEMENTS THAT MAY BE PROVIDED BY SELLER TO PURCHASER. THE PROVISIONS OF THIS SECTION 13 SHALL SURVIVE THE CLOSING.

(a)    Legal Review; Survival. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 12, has discussed its import with legal counsel and is fully aware of its consequences. The provisions of this Section 12 shall survive the Close of Escrow and the delivery of the Deed.
13.    Purchaser’s Representations, Warranties and Covenants.
(a)    Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller as follows:
(i)    This Agreement has been and, upon execution will be, duly authorized, executed and delivered by and is binding upon Purchaser in accordance with the terms hereof; Purchaser has the authority to enter into this Agreement and nothing prohibits or restricts the right or ability of Purchaser to enter into this Agreement; this Agreement does not and will not hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest to which Purchaser is a party; and the individual signing this Agreement on behalf of Purchaser has the authority, without the act, signature or consent of any other party to bind Purchaser in connection with this Agreement.
(ii)    Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. Any permitted assignee of Purchaser shall be an entity which, prior to the Closing, shall be duly formed, validly existing and in good standing under the laws of the state of formation and, if applicable, duly qualified to do business in the State of Washington.
(iii)    There is no pending or, to Purchaser’s knowledge, threatened Action or other Claim including, without limitation, assignments for the benefit of creditors, or voluntary or (to Purchaser’s knowledge) involuntary proceedings in bankruptcy or under other debtor relief laws, by or against Purchaser which would prohibit, restrict or otherwise affect in any material respect Purchaser’s ability to perform its obligations under this Agreement.
(iv)    Purchaser is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Orders. Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(v)    Purchaser is not:
(A)    listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists;
(B)    a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(C)    to Purchaser’s knowledge, owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement and return the Deposit without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.
The representations and warranties contained in this Section 13(a) are made as of the Effective Date and shall be true and correct in all material respects at and as of the Closing. The representations and warranties contained in this Section 13(a) shall survive the Close of Escrow and the delivery of the Deed for a period of nine (9) months. For purposes of this Section 13(a), reference to “Purchaser” shall mean and include Purchaser and any permitted assignee.
(b)    Purchaser’s Covenants. Purchaser hereby covenants and agrees as follows:
(i)    Should this Agreement terminate prior to the Close of Escrow, Purchaser shall immediately destroy return or cause to be returned to Seller all copies of Seller’s Reports and, upon written request by Seller and provided this Agreement was not terminated as a result of a default by Seller, a copy of all or any portion of third party due diligence information, including, without limitation, environmental and property inspection reports, which Purchaser acquired or is entitled to obtain from Purchaser’s Representatives as a result of Purchaser’s Due Diligence Investigation (collectively, “Purchaser’s Reports”) subject to reimbursement by Seller of any costs incurred by Purchaser in connection therewith and solely to the extent Purchaser is not prohibited by confidentiality obligations from disclosing the same to Seller. It is specifically understood and agreed that, to the extent Purchaser delivers to Seller any Purchaser’s Reports, Seller acknowledges and agrees that Purchaser and Purchaser’s Representatives make no representation or warranty whatsoever as to any Purchaser’s Reports, including, without limitation, their content, reliability, accuracy and completeness or any right of Purchaser or Purchaser’s Representatives to permit the use thereof by third parties and Purchaser and Purchaser’s Representatives shall have no liability to Seller for any deficiencies in any such Purchaser’s Reports.
(ii)    Before Closing, Purchaser agrees not to enter into any Contract, Lease or other agreement that is binding upon Seller or Seller’s interest in the Property or the Property.
Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 13(b), has discussed its import with legal counsel and is fully aware of its consequences. The covenants contained in this Section 13(b) are made as of the Effective Date. The provisions of this Section 13(b) shall survive the Close of Escrow and delivery of the Deed.
14.    Risk of Loss.
(a)    Condemnation. Seller shall promptly notify Purchaser, in writing, if all or any material portion of the Property is taken or proposed to be taken pursuant to the power of eminent domain, or any proceedings with respect thereto are instituted or commenced prior to the Closing. In the event of a proposed taking of a material portion of the Property, Purchaser shall have the option, to be exercised by written notice delivered to Seller within thirty (30) days after the giving of written notice by Seller to Purchaser (and the Closing Date shall be extended if necessary to give Purchaser the foregoing benefit of said 30-day period), to either: (i) elect not to acquire the Property, in which case this Agreement shall be terminated and the Deposit shall be promptly returned to Purchaser; or, (ii) complete the acquisition of the Property at the Purchase Price, less the amount of any condemnation award, or the proceeds of the condemnation award shall be assigned to Purchaser. If no notice is given by Purchaser within such thirty (30) day period of time, Purchaser will be deemed to have elected alternative (ii) above. In the event of a taking of less than a material portion of the Property, Purchaser shall complete the acquisition of the Property at the Purchase Price, and Seller shall assign to Purchaser the proceeds of any condemnation award at Closing. As used herein, a taking of a material portion of the Property shall mean a taking that results in a condemnation award equal to or greater than two percent (2%) of the Purchase Price.
(b)    Damage or Destruction. Seller shall promptly notify Purchaser, in writing, of the occurrence of any damage to or destruction of all or any portion of the Property. In the event of any damage to or destruction of the Property for which the cost to repair exceeds two percent (2%) of the Purchase Price (as determined by a third party appraiser mutually acceptable to Purchaser and Seller), whether or not covered by insurance, then Purchaser, at its option may, by delivering written notice to Seller within fifteen (15) days after receipt of written notice of the damage by Purchaser (and the Closing Date shall be extended, if applicable, if necessary to give Purchaser the foregoing benefit of said 15-day period) either: (i) terminate this Agreement, in which case this Agreement shall terminate and the Deposit shall be promptly returned to Purchaser and neither Seller nor Purchaser shall have any further obligations hereunder except the Surviving Duties; or (ii) consummate the transaction contemplated herein. In the event that Purchaser elects or is deemed to have elected by waiver, to consummate the purchase of the Property pursuant to (ii) above or if the damage or destruction is not material: (A) all insurance proceeds collected by Seller prior to the Closing Date and not used by Seller to restore the Property, the amount of any deductibles on Seller’s insurance related to the Property and any uninsured or underinsured losses up to, but not exceeding, five percent (5%) of the Purchase Price shall be credited against the Purchase Price on Purchaser’s account; and (B) all entitlements to all other insurance proceeds arising out of such damage or destruction and not collected prior to the Closing Date, except business interruption and Rent loss attributable to the time period prior to the Closing, shall be assigned by Seller to Purchaser on the Closing Date.
15.    Default and Remedies.
(a)    Purchaser’s Default and Seller’s Remedies. If Purchaser defaults in any of its obligations pursuant to this Agreement, Seller shall have the right to terminate this Agreement and to obtain and to unilaterally instruct the Escrow Agent to deliver to Seller, the Deposit as liquidated damages (and not a penalty). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such default, and Seller and Purchaser agree that these sums represent a reasonable forecast of such damages. Seller’s remedy under this Section 15 shall not be in derogation of, nor in any manner limit or affect, Purchaser’s Surviving Duties.
(b)    Seller’s Default and Purchaser’s Remedies. If Seller defaults in any of its obligations pursuant to this Agreement, Purchaser shall be entitled, as its sole and exclusive remedy, to elect to either: (i) terminate this Agreement and receive a return of the Deposit, together with payment by Seller of Purchaser’s Actual Damages (hereinafter defined), as liquidated damages; or (ii) pursue specific performance of this Agreement against Seller, provided that Purchaser is not otherwise in breach of its obligations under this Agreement; provided, however, if the remedy of specific performance is not available to Purchaser, Purchaser shall be entitled to Purchaser’s Actual Damages. If Purchaser fails to bring an action for specific performance within forty-five (45) days of the scheduled Closing Date, Purchaser shall be deemed to have waived the remedy of specific performance and to have elected to terminate this Agreement and receive a return of the Deposit, together with payment by Seller of Purchaser’s Actual Damages, as liquidated damages. Purchaser waives all other rights or remedies in the event of a default by Seller. Purchaser covenants and agrees that the foregoing remedies (including specific performance) are Purchaser’s sole and exclusive remedies for any such default or breach by Seller of its obligations hereunder. If Purchaser elects, in its sole and absolute discretion, not to pursue specific performance of this Agreement, the Parties have agreed that Purchaser’s actual damages, in the event of a default by Seller, would be extremely difficult or impracticable to determine. Therefore, the Parties acknowledge that the liquidated damages set forth above have been agreed upon, after negotiation, as the Parties’ reasonable estimate of Purchaser’s damages against Seller if Purchaser elects, in its sole and absolute discretion, not to pursue specific performance of this Agreement.
For purposes of this Section 15(b) reference to “Purchaser’s Actual Damages” shall be limited to include only the amount of Purchaser’s reasonable and actual out-of-pocket expenses which Purchaser has paid to any third party (including but not limited to reasonable attorneys’ fees incurred by Purchaser in connection with the negotiation of this Agreement, Purchaser’s Due Diligence Investigation, Purchaser’s financing and any other third-party expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement) from and after the Effective Date of this Agreement, the total amount of all such expenses, obligations and liability of Seller therefore shall be limited to a maximum amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).
(c)    Post-Closing Remedies. Notwithstanding anything to the contrary contained herein, subject to the limitations and qualifications in Section 12(a) above and the terms and conditions set forth in Section 13, if Closing occurs and there is later a Claim by Purchaser arising out of or related to a breach by Seller of any representation or warranty set forth in Section 11(a), Seller’s aggregate liability with respect to such Claims shall not exceed SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000).
(d)    Consequential Damages, Etc. Other than as set forth in Section 15 or Section 16, in no event shall either Party be entitled to consequential, punitive or other special damages, and any and all rights thereto are hereby waived. The provisions of this Section 15 shall survive the termination of this Agreement and Close of Escrow.
16.    No Common Interest Conversion.

(a)    Condominium Conversion Restriction. Purchaser, for itself and on behalf of its successors and assigns, hereby covenants and agrees not to convert the Project or any portion thereof to a condominium or other common interest development, or file a condominium map or establish a condominium regime (collectively, the “Condominium Conversion Restriction”) for a period equal to that date which is six (6) years after the date of the Close of Escrow (the “Restrictive Period”). As a material inducement to Seller entering into this Agreement, Purchaser covenants and agrees to accept the Deed at Closing subject to the terms and conditions set forth in the Declaration of Restrictive Covenants described in Section 17 below. For purposes of this Agreement, the occurrence of any one or more of the following conditions during the Restrictive Period shall constitute a “Triggering Event”:
(i)    the conversion of the Project or any portion thereof to a condominium or other common interest project; or
(ii)    the filing of a condominium map or establishment of a condominium regime; or
(iii)    the delivery of a deed of any separate interest (as defined by Law) in any residential dwelling unit or retail space constructed on the Real Property (other than leases of such units in the regular course of business) in connection with the conversion of all or any portion of the Project into condominiums or any other form of common interest development as contemplated under applicable Law.
(b)    Indemnification. In the event a Triggering Event occurs during the Restrictive Period, whether by Purchaser or any subsequent owner of the Project, Purchaser hereby agrees to indemnify, defend and hold Seller, Seller’s Affiliates and Seller’s Agents harmless from and against: (i) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE VIOLATION OF THE CONDOMINIUM CONVERSION RESTRICTION; (ii) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DESIGN, PROCESSING, BONDING, DEVELOPMENT, CONSTRUCTION, IMPROVEMENT, COMPLETION, REPAIR, REMEDIATION, OWNERSHIP, USE, MAINTENANCE, MANAGEMENT OR OPERATION OF THE PROPERTY, OR ANY PORTION OR PORTIONS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY DESIGN OR CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY, WHETHER THE FOREGOING CLAIMS DESCRIBED IN SUBSECTIONS (i) AND (ii) ABOVE RESULT FROM THE ACTION, INACTION, NEGLIGENCE, STRICT LIABILITY OR GROSS NEGLIGENCE OF SELLER, SELLER’S AFFILIATES OR ANY OF SELLER’S AGENTS. THE INDEMNITIES HEREIN SHALL BE EFFECTIVE WHETHER OR NOT THE CLAIM IS CAUSED BY THE SOLE, CONCURRENT OR PARTIAL NEGLIGENCE, FAULT OR STRICT LIABILITY OF SELLER OR ANY OF SELLER’S AGENTS. Purchaser, at its sole cost and expense, shall promptly dispose of all such Claims, defend all Claims filed or asserted against Seller and/or any of Seller’s Agents with counsel of Seller’s choice, pay all judgments rendered against Seller or any of Seller’s Agents related to such Claims and reimburse Seller and any of Seller’s Agents upon demand for their reasonable attorneys’ fees and costs incurred in defense of any Claims.

(c)    Assignment. Seller may assign any and all of its right, title and interest (including any related Claims against Purchaser) under this Section to any Seller Affiliate or other third party without Purchaser’s prior consent.
(d)    Survival. All terms and provisions of this Section 16 shall survive the Closing and delivery of the Deed.
17.    Declaration. Purchaser acknowledges that concurrently with the Closing, Seller will be recording against title to the Property a Declaration of Restrictive Covenants (the “Declaration of Restrictive Covenants”) in the form attached hereto as Exhibit “K”. Purchaser agrees that such Declaration of Restrictive Covenants shall be a Permitted Exception.
18.    Duties of Escrow Agent. The duties of the Escrow Agent shall be as follows: (a) to retain and safely keep all funds, documents and instruments deposited with it; (b) to confirm that all conditions to the Closing specified in this Agreement have been met; (c) upon the Closing, to deliver to the parties entitled thereto all funds, documents and instruments to be delivered through Closing; (d) upon the Closing, to cause the recordation of the Deed in the Real Property Records of King County, Washington; (e) to comply with all applicable federal, state and local reporting and withholding requirements relating to the close of this transaction (the Parties hereby agreeing that Escrow Agent, as the party responsible for closing the Escrow, shall comply with the reporting requirements of Section 6045(e) of the Internal Revenue Code and the permanent regulations (Section 1.6045-4) issued thereunder and made effective on January 1, 1991; and (f) to comply with the terms of this Agreement and any additional instructions executed by Seller or Purchaser. The Escrow Agent’s rights and obligations shall be further specified by such additional terms and provisions acceptable to Seller and Purchaser as said Escrow Agent customarily requires in real property escrows administered by it; provided, however, in no event shall such additional terms and provisions conflict with the terms of this Agreement.
19.    Assignment. At or prior to Closing, provided Purchaser is not in breach of the terms of this Agreement, without Seller’s prior written consent (but with notice to Seller), Purchaser may assign this Agreement to an entity controlled by, controlling or under common control with Purchaser. Other than as set forth in the immediately preceding sentence, Purchaser shall not have the right to assign this Agreement without Seller’s prior written consent. Notwithstanding any assignment of this Agreement, Purchaser shall remain jointly and severally liable with Purchaser’s assignee for all duties, obligations and liabilities under this Agreement until the Closing, but shall have no liability from and after the Closing Date. Any assignee of Purchaser’s interest in this Agreement shall be bound by all approvals and waivers, actual and deemed, by the original Purchaser prior to the assignment. Upon any permitted assignment of this Agreement, Purchaser shall promptly deliver to Seller a copy of the fully executed assignment of this Agreement and the assumption by the assignee of Purchaser’s obligations hereunder.
20.    Notice. Notice to either Party will be in writing and may be: (a) personally delivered to the person to whom or to whose attention such notice is to be given as hereinafter provided; (b) deposited in the United States Mail, duly certified or registered, postage prepaid, return receipt requested, addressed to the Party to be notified at the address specified herein; (c) deposited with a reputable overnight delivery service with proof of delivery; or (d) transmitted electronically (by facsimile or e-mail) to such person or to the attention of such person, and may be given by counsel for the Party delivering such notice. Any such notice will be deemed received on the date of personal delivery or electronic transmittal to the Party (or such Party’s authorized representative) or, if sent by United States Mail, or, if sent by overnight delivery service, when received or when delivery is attempted but refused, as the case may be.

Seller:            Redmond 133 LLC
c/o Greystar
221 Main Street, Suite 1280
San Francisco, California 94105
Attention:     Ali Warner
Telephone:     (415) 489-3910
Email:         awarner@greystar.com

With a copy to:        Resmark Apartment Living
10880 Wilshire Blvd., Suite 1420
Los Angeles, California 90024
Attention:     Ziv E. Cohen
Telephone:     (310) 474-8400
Facsimile:     (310) 474-8440
Email:        zcohen@resmark.com

With a copy to:        Foster Pepper LLC
1111 Third Avenue, Suite 3400
Seattle, Washington 98101
Attention:    Michael D. Kuntz / Laura E. Karassik
Telephone:    (206) 447-8959/ (206) 447-2727
Email:        kuntm@foster.com / karal@foster.com

Purchaser:        Berkshire Property Advisors, L.L.C.
c/o Berkshire Group
45 Market Street, Suite 1810
San Francisco, California 94105
Attention:     Eric Schrumpf
Telephone:     (415) 248-8146
Email:        eric.schrumpf@berkshire-group.com

With a copy to:        Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110
Attention:     Richard A. Toelke
Telephone:     (617) 951-8830
Facsimile:     (617) 951-8736
Email:        richard.toelke@bingham.com

Either Party may change its address for notices by delivering written notice to the other Party as provided herein.
21.    Real Estate Commission. At Closing, Seller shall instruct Escrow Agent to pay to JLL (the “Broker”) from the proceeds due Seller a commission pursuant to the terms of a separate written agreement between Seller and Broker. Seller and Purchaser each hereby warrant and represent to the other that, other than the Broker, no other brokers, agents, finder’s fees or commissions, or other similar fees, are due or arising in connection with the entering into of this Agreement, the sale and purchase of the Property or the consummation of transactions contemplated herein, and Seller and Purchaser each hereby agree to indemnify and hold the other harmless from and against all Claims which the other Party shall suffer or incur because of any Claim by a broker, agent or finder (other than the Broker) claiming by, through or under such indemnifying Party, whether or not such Claim is meritorious, for any compensation with respect to the entering into of this Agreement, the sale and purchase of the Property or the consummation of transactions contemplated herein. The provisions of this Section 21 shall survive Closing and the delivery and recordation of the Deed.

22.    General Provisions.
(a)    Intentionally omitted.
(b)    Time. Time is of the essence of this Agreement.
(a)    Counterparts/Facsimile Transmissions. This Agreement or any escrow instructions pursuant to this Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement after each Party has signed such a counterpart. A facsimile, PDF or similar transmission of a counterpart executed by a Party hereto shall be regarded as executed by such Party for purposes hereof.
(b)    Computation of Time Periods. All periods of time referred to in this Agreement will include all Business Days and non‑Business Days, unless the period of time specifies Business Days; provided, however, that if the date or last date to perform any act or give any notice or approval will fall on a non-Business Day, such act or notice may be timely performed or given on the next Business Day.
(c)    Construction. Headings at the beginning of each Subsection and Section are solely for the convenience of the Parties and are not a part of this Agreement. Any and all exhibits and schedules attached hereto are hereby incorporated herein by this reference. Unless otherwise indicated, all references herein to Subsections, Sections or provisions are to those in this Agreement. Any reference to a Section herein includes all Subsections thereof. This Agreement will not be construed as if it had been prepared by only Seller or Purchaser, but rather as if both Seller and Purchaser had prepared the same. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion will be deemed severed from this Agreement and the remaining parts hereof will remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.
(d)    Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto and other agreements expressly referred to herein, constitutes the entire agreement between the Parties with respect to the purchase and sale of the Property. All prior or contemporaneous agreements or understandings, oral or written, are hereby superseded.
(e)    No Partnership. Seller shall not be deemed to be a partner, joint venturer, co‑tenant, agent, guarantor or surety of Purchaser in connection with this Agreement, the Property or the Project or any action taken under or pursuant to this Agreement.
(f)    Unenforceability of Any Provision. If any provision of this Agreement shall be held in violation of any applicable law or unenforceable for any reason, the unenforceability of any such provision shall not invalidate or render unenforceable any other provision hereof.
(g)    Legal Construction. Purchaser shall acquire no real property interest in any of the Property by reason of the execution of this Agreement. Purchaser’s rights in and to the Property shall vest only upon recordation of the Deed conveying the Property to Purchaser and the payment of the Purchase Price therefor.

(h)    Cumulative Remedies and Waiver. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. Any and all cure periods with respect to any Party hereunder shall run concurrently after any notice required hereunder. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing.
(i)    No Survival of Closing. Except as otherwise set forth herein, all of the terms, conditions, provisions, representations, warranties, covenants and agreements of this Agreement shall not survive the Close of Escrow and delivery and recordation of the Deed and shall be merged therein for the benefit of the Parties and their respective legal representatives, successors and assigns.
(j)    Parties Bound. Except as otherwise specifically provided herein, this Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective legal representatives, successors and assigns.
(k)    Jurisdiction and Venue. The Parties agree that any legal action arising under or related to this Agreement shall be subject to the exclusive jurisdiction and venue of the courts of King County, Washington, or the federal district court in which the district of King County, Washington, is located.
(l)    Litigation Expenses. In the event either Party hereto employs an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals and rehearings, the prevailing party in such litigation shall be entitled to recover from the other Party its reasonable attorneys’ and consultants’ fees and expenses incidental to such litigation (including, without limitation, service of process costs, filing fees, court reporter costs, investigative costs, expert witness fees, the cost of any bonds, and any and all other similar fees incurred in connection with the Action or proceeding) and all court costs and fees through all trial and appellate levels. Attorneys’ fees under this Section 22(n) shall include attorneys’ fees on appeal and, in addition, a party entitled to attorneys’ fees shall be entitled to all other reasonable costs and expenses incurred in connection with such Action. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any lawsuit shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce the judgment. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered. This provision is separate and several and shall survive the merger of this Agreement into any judgment with respect hereto.
(m)    Further Assurances. The Parties agree to take such further actions and execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Agreement and the intentions of the Parties.
(n)    Modification/Waiver. A modification of any provision herein contained, or any other amendment to this Agreement, will be effective only if such modification or amendment is in writing and signed by Seller and Purchaser. No waiver by any Party of any default or breach will be considered to be a waiver of any other default or breach.
(o)    Waiver of Known Defaults. Notwithstanding anything to the contrary contained herein, in the event that any Party hereto has knowledge of the inaccuracy of any representation or warranty or the default of the other Party (a “Known Default”), but nonetheless elects to consummate the transaction contemplated hereby and proceeds to Closing, then the rights and remedies of such non‑defaulting Party shall be waived with respect to any such Known Default upon the Closing and the defaulting Party shall have no liability with respect thereto.
(p)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to choice of law principles.
23.    No Memorandum. The Parties agree that neither this Agreement nor a Memorandum of this Agreement shall be recorded in any public records of King County, or any other county in the State of Washington.
24.    Section 1031 Exchange Provisions. Purchaser is hereby granted the right to utilize this Agreement for the purpose of effecting a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code and in that connection, Purchaser’s rights and obligations under this Agreement may be assigned to an exchange intermediary or facilitator for the purpose of completing such exchange. In this regard, Seller agrees to cooperate with Purchaser and the exchange intermediary or facilitator in a manner necessary to complete the same tax-deferred exchange, including the execution and delivery of reasonable documents evidencing the exchange, provided Seller incurs no additional cost or liability with respect thereto. Nothing in this paragraph shall be construed to permit any delay of the Closing as determined in accordance with the terms of this Agreement.
25.    Public Disclosure; Confidentiality. Prior to and after the Closing, and except as required by applicable Laws, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement beyond the existence of this Agreement will be made only in the form approved by Purchaser and Seller and such covenant shall survive Closing or termination of this Agreement.
(a)    Confidentiality and Non-Disclosure. Seller and Purchaser hereby agree as follows:
(i)    Except as provided herein, Purchaser shall not disclose to any third party (other than Purchaser’s Representatives) any Confidential Information, including any of the results of Purchaser’s Due Diligence Investigation and the analysis thereof (collectively, the “Due Diligence Information”) for any purpose or reason whatsoever. If and to the extent that Purchaser desires or finds it is necessary to hire or utilize a third party consultant (“Consultant” or “Consultants”, as applicable) to conduct all or any portion of the Due Diligence Investigation or for the purpose of analyzing any and all such information and rendering opinions to Purchaser, or otherwise disclose or release any Due Diligence Information or other Confidential Information to any other Purchaser’s Representative, Purchaser agrees to inform any such Consultant and/or Purchaser’s Representatiave of the confidential nature of the Due Diligence Information and to cause each such Consultant and/or Purchaser’s Representative to comply with the provisions of this Agreement. Other than as provided under the terms of this Agreement, Purchaser agrees to keep confidential, and not disclose or disseminate to any third party without the prior written consent of Seller, any Confidential Information.
(ii)    If Purchaser or any of Purchaser’s Representatives are requested by an unauthorized third party to disclose or release any Confidential Information, Purchaser shall promptly notify Seller in writing and will promptly seek a protective order or take other appropriate action as Seller deems necessary. Purchaser will also cooperate in Seller’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information. If, in the absence of a protective order, Purchaser or any of Purchaser’s Representatives are, in the written opinion of his/her/its legal counsel addressed to Seller, compelled as a matter of Law to disclose any Confidential Information to an unauthorized third party, Purchaser agrees that it will disclose only such part of the Confidential Information as is required by Law to be disclosed; provided, however, that Purchaser shall cooperate with Seller in obtaining an order or reasonable assurance that confidential treatment shall be accorded such Confidential Information.
(iii)    Purchaser agrees that the harm which Seller may or will suffer as a result of any violation or breach by Purchaser, or any of Purchaser’s Representatives, of the terms of this Agreement would subject Seller to irreparable harm for which there would not be an adequate remedy at law for Seller, and that in the event of any such violation, in addition to all other rights and remedies available to Seller at law or in equity, a court of competent jurisdiction may issue an injunction conditioned upon a nominal injunction bond of ONE HUNDRED AND NO/100 DOLLARS ($100.00) to restrain, enjoin and prohibit the disclosure of any Confidential Information to any third parties by Purchaser or Purchaser’s Representatives, and further may enter an order at the request of Seller to prevent and prohibit the use of the Confidential Information against Seller in any legal, administrative or arbitration proceeding as described above.
(b)    Permitted Disclosures. Notwithstanding anything to the contrary contained herein, the restrictions and agreements set forth in Section 25(a) above do not apply to the following:
(i)    Public Domain. Confidential Information that is or becomes available to the public other than as a result of or due to any act, omission or fault of Purchaser or Purchaser’s Representatives.
(ii)    Court Order. Confidential Information which is required by law or by order of a court or Governmental Authority of competent jurisdiction.
(iii)    Independently Developed. Information that was developed by Purchaser or Purchaser’s Representatives independently of the Confidential Information.
(iv)    Routine Due Diligence Investigation. Contact and communication by Purchaser and Purchaser’s Representatives with governmental officials or authorities in connection with Purchaser’s Due Diligence Investigation for purposes of (a) researching public records and databases, or (b) conducting customary due diligence with respect to real estate taxes, zoning, building code or other legal compliance.
26.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PURCHASER AND SELLER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT

OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE PROVISIONS OF THIS AGREEMENT.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.
SELLER:

REDMOND 133 LLC,
a Delaware limited liability company

By:    /s/ Ali Warner
Name:      Ali Warner
Title:      Vice President

PURCHASER:

BERKSHIRE INCOME REALTY-OP, L.P.,
a Delaware limited partnership

By:    BIR GP, L.L.C., a Delaware limited liability company,
its general partner

By:    /s/ Paul E. Sevieri
Name:      Paul E. Sevieri
Title:      Senior Vice President_

CONSENT OF ESCROW AGENT
The undersigned Escrow Agent hereby agrees to: (i) accept the foregoing Agreement and the Deposit; (ii) hold and disburse the Deposit as provided herein; (iii) be Escrow Agent under the Agreement; and (iv) be bound by the Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under: (a) this Consent or otherwise, unless and until the Agreement, fully signed by Seller and Purchaser, and the Deposit has been delivered to the undersigned; or (b) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.
Date: November 25, 2014
CHICAGO TITLE INSURANCE COMPANY

By:    /s/ Scott Smouse
Name:      Scott Smouse
Title:      Commercial Escrow Specialist